UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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First Business Financial Services, Inc.
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First Business Bank®

2024

Notice of Annual Meeting of Shareholders and Proxy Statement

FIRST BUSINESS FINANCIAL SERVICES, INC.
401 Charmany Drive
Madison, WI 53719

March 8, 2024

Dear Fellow Shareholder:

We are pleased to invite you to attend the 2024 Annual Meeting of Shareholders ("Annual Meeting") of First Business Financial Services, Inc. (the "Company"), to be held in a virtual meeting format only on Friday, April 26, 2024 at 10:00 a.m. CDT. Shareholders will be provided an opportunity to ask questions, to consider matters described in the proxy statement, and to receive an update on the Company's activities and performance.

In connection with the Annual Meeting, we want to share with you some of the recent highlights of the work of the Board of Directors and Company.

2023 marked the culmination of our five-year strategic plan in which the Company committed to growing loans, deposits, and revenues at a 10% annual pace. We surpassed our own expectations by achieving a 17% increase in loans, a 19% increase in in-market deposits, and a 13% increase in operating revenue during the year. We outperformed our peers and delivered significant value to our shareholders by growing pre-tax, pre-provision adjusted earnings by 17% over 2022, while tangible book value per share – arguably the most meaningful measure of our success – rose 13%. Our team executed our plan with consistency and efficiency, producing outstanding results even as our industry confronted the persistent headwinds of a challenging interest rate environment.

We introduced our five-year plan in 2019 with the view that long-term success would mean achieving our primary end goal of shareholder returns that consistently outperform peers. Over the five-year period ended December 31, 2023, the Company generated cumulative total shareholder returns ("TSR") exceeding 135%. Over the same period, our peer group(1) delivered a median TSR measuring 32%. The Russell 2000 – a benchmark group including small-cap companies across all industries – returned 60%. Even the large cap S&P 500 Bank index returned only 47% over this time period. We are delighted to share this success with our shareholders.

Comprehensive planning has been underway to develop our strategies and establish our goals for the next five-year period. The new strategic plan will be rolled out Company-wide in 2024. We expect our team to prioritize quality balance sheet and revenue growth while optimizing technology for the benefit of our clients and shareholders, evolving with our industry in a manner that stays true to the Company's deep-rooted culture.

On behalf of the Board of Directors and Management team, we thank you for your continued support. Your vote is important, no matter how large or small your holdings may be. We hope you join us in supporting the proposals presented at the Annual Meeting. Whether or not you attend, it is very important that your shares are represented at the meeting. Accordingly, please vote your shares by following the instructions on the Notice of Annual Meeting of Shareholders.

Sincerely,

Jerry Kilcoyne	Corey Chambas
Board Chair	Chief Executive Officer

(1) Peer group consists of publicly traded banks with assets between $1.5 billion and $5.5 billion.

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Shareholders ("Annual Meeting") will be held at 10:00 a.m., Central Daylight Saving Time ("CDT") on Friday, April 26, 2024. There is no physical location for this meeting, but shareholders may participate in the virtual meeting by logging in to www.meetnow.global/MUGGH7C. Additional instructions on how to attend the Annual Meeting follow this notice. Shareholders as of the record date can participate online, vote shares electronically, and submit questions prior to and during the meeting.

Matters to be Voted on
1.To elect the three Class II director nominees named in the proxy statement, each to hold office until the 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified.
2.To approve in a non-binding shareholder advisory vote the compensation of the named executive officers.
3.To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
4.To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date
If you were a shareholder at the close of business on February 28, 2024, you are eligible to vote at the Annual Meeting.
Your vote is important, no matter how large or small your holdings may be.
To assure your representation at the meeting, please vote by following the instructions on the Notice of Internet Availability of Proxy Materials.
You may vote your shares by following the instructions included in the proxy statement and on the Notice of Internet Availability of Proxy Materials, including by voting online during the Annual Meeting. You may revoke your proxy and vote your shares online or by using any of the voting options in accordance with the instructions provided. Please review the Notice of Internet Availability of Proxy Materials and follow the directions carefully in exercising your vote.
By Order of the Board of Directors
Lynn Ann Arians
Director of Corporate Governance & Corporate Secretary
March 8, 2024

Voting Your Shares
Registered Shareholders
If you are a Registered Shareholder, meaning that you hold your shares directly through our transfer agent, Computershare (not through a bank, broker, or other nominee), you may vote before the meeting by submitting your proxy online, by phone or mail.

Beneficial Shareholders
If you are a Beneficial Shareholder, meaning that you hold shares through an intermediary, such as a bank or broker (commonly referred to as holding shares in "street name"), you should have received these proxy materials from your bank or broker by mail or email with information on how to submit your voting instructions.

Registering to Attend the Annual Meeting
Registered Shareholders (if your shares are held directly through our transfer agent, Computershare): As a registered shareholder, you do not need to pre-register to attend the Annual Meeting virtually on the Internet. To attend the Annual Meeting, please visit www.meetnow.global/MUGGH7C or follow the instructions on the Notice or proxy card that you received.
Beneficial Shareholders (if your shares are held through an intermediary, such as a bank or broker): Beneficial Shareholders have two options to register online to attend, ask questions and vote:

OPTION 1
An industry solution has been agreed upon to allow Beneficial Shareholders to register online at the Annual Meeting to attend, ask questions and vote. We expect that the vast majority of Beneficial Shareholders will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to Beneficial Shareholders only, and there is no guarantee this option will be available for every type of Beneficial Shareholder voting control number. The inability to provide this option to any or all Beneficial Shareholders shall in no way impact the validity of the Annual Meeting. Beneficial Shareholders may choose to register in advance of the Annual Meeting via Option 2 described below, if they prefer to use the traditional, paper-based option. Beneficial Shareholders can access and participate in the meeting by visiting www.meetnow.global/MUGGH7C for more information on the available options and registration instructions.

OPTION 2
Pre-meeting registration must be received no later than 4:00 p.m. CDT on Monday, April 22, 2024. If you hold shares through an intermediary, such as a bank or broker, and want to attend the Annual Meeting online with the ability to ask questions and/or vote, you have two options to submit proof of your proxy power ("Legal Proxy") from your broker or bank reflecting your First Business Financial Services, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as "Legal Proxy" and be received no later than 4:00 p.m. CDT on Monday, April 22, 2024.

Requests for registration should be directed to Computershare at the following:
By email
Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to: legalproxy@computershare.com
By mail (must be received no later than 4:00 p.m. CDT on Monday, April 22, 2024):
Computershare: First Business Financial Services, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
You will receive a confirmation of your registration by email after Computershare receives your registration materials. You can access and participate in the meeting by visiting www.meetnow.global/MUGGH7C using the information you receive from Computershare.
Attending the Annual Meeting
To participate in the Annual Meeting, you will need the voter control number that is printed in the shaded bar on your Notice of Annual Meeting of Shareholders or on your proxy card. Beneficial Shareholders and Registered Shareholders will be able to attend the Annual Meeting online by visiting www.meetnow.global/MUGGH7C, vote their shares, and submit questions during the Annual Meeting.
The online meeting will begin promptly at 10:00 a.m. CDT on Friday, April 26, 2024.
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the Annual Meeting prior to the start time. If you need further assistance with the virtual meeting platform on the day of the Annual Meeting, you may call 1-888-724-2416 (local) or 1-781-575-2748 (international).
Submitting Questions Prior to and During the Annual Meeting
Registered Shareholders (if your shares are held directly through our transfer agent, Computershare): Beginning on March 8, 2024, Registered Shareholders may submit questions by going to the virtual meeting site at www.meetnow.global/MUGGH7C, and entering your voter control number. Once logged in, click on the "Q&A" icon at the top of the screen to type in your question, then click the "send" button on the right to submit.
Beneficial Shareholders (if your shares are held through an intermediary, such as a bank or broker): Beginning at 12:01 a.m. CDT on Friday, April 26, 2024, Beneficial Shareholders may submit questions by going to the virtual meeting site at www.meetnow.global/MUGGH7C, and entering your voter control number. Once logged in, click on the "Q&A" icon at the top of the screen to type in your question, then click the "send" button on the right to submit.
Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions should be directly related to the business of First Business Financial Services, Inc. and the matters properly brought before the meeting. Unrelated questions will not be answered. Any questions pertinent to the meeting matters that cannot be answered during the meeting due to time constraints will be answered and posted online at https://ir.firstbusiness.bank/news-presentations/investor-presentations-reports/default.aspx. The questions and answers will be available as soon as practical after the meeting and will remain available for one week after posting.

Proxy Statement For Annual Meeting Of Shareholders To Be Held April 26, 2024
This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of First Business Financial Services, Inc. (the "Company", "we", "our", "us") beginning on or about March 8, 2024 in connection with the solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Friday, April 26, 2024, at 10:00 a.m., CDT, via a virtual online meeting format, and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the Notice of Annual Meeting of Shareholders. In accordance with rules and regulations of the Securities and Exchange Commission (the "SEC"), we furnish proxy materials, which include this proxy statement, the Notice of Annual Meeting and our Annual Report on Form 10-K for fiscal year ended December 31, 2023, to our shareholders by making such materials available on the Internet unless otherwise instructed by the shareholder. The Notice of Internet Availability of Proxy Materials (the "Notice") that we mail to shareholders is not a proxy card and cannot be used to vote your shares. To vote your shares, you should follow the instructions included on the Notice. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice, which is first being mailed to shareholders on or about March 8, 2024.
Voting your shares in advance of the Annual Meeting will not affect your right to attend and cast your vote online during the Annual Meeting. However, when you vote pursuant to the proxy card or one of the methods set forth in the Notice, you appoint the proxy holder as your representative at the Annual Meeting. The proxy holder will vote your shares as you instruct, thereby ensuring that your shares will be voted whether or not you attend the Annual Meeting. Attendance at the Annual Meeting by a shareholder who has appointed a proxy does not in itself revoke a proxy. Any shareholder appointing a proxy may revoke that appointment at any time before it is exercised by: (i) giving notice thereof to the Company in writing or during the Annual Meeting; (ii) signing another proxy, if you voted by mailing in a proxy card, with a later date and returning it to the Company; (iii) timely submitting another proxy via the telephone or Internet, if that is the method you used to submit your original proxy; or (iv) voting online during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we ask that you instruct the proxies how to vote your shares in advance of the Annual Meeting in case your plans change.
If you appointed the proxies to vote your shares and an issue comes up for a vote at the Annual Meeting that is not identified in the proxy materials, the proxy holder will vote your shares, pursuant to your proxy, in accordance with their judgment.
If you sign and return a proxy card or vote over the Internet or by telephone without giving specific voting instructions, the shares represented by your proxy will be voted "FOR" the three persons nominated for election as directors referred to in this proxy statement, "FOR" the approval of the non-binding, advisory proposal on the compensation of Named Executive Officers ("NEOs"), which is referred to as a "say-on-pay" proposal, "FOR" the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and on such other business matters which may properly come before the Annual Meeting in accordance with the judgment of the persons named as proxies. Other than the above proposals, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.
Only holders of record of the Company’s Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on February 28, 2024 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding 8,306,543 shares of Common Stock, each of which is entitled to one vote.
First Business Financial Services, Inc. 2024 Proxy Statement | 1

First Business Bank ("FBB" or the "Bank") is a wholly owned subsidiary of First Business Financial Services, Inc. (Nasdaq: FBIZ) headquartered in Madison, Wisconsin. All of the Company's operations are conducted through the Bank and subsidiaries of the Bank.
All data as of 12/31/2023 (1) Consists of all on-balance sheet assets for First Business Financial Services, Inc. on a consolidated basis
The Bank's full-service banking locations operate in Wisconsin, Kansas, and Missouri while its niche commercial lending products and bank consulting services are offered nationwide. First Business Bank specializes in business banking, including commercial lending and treasury management, private wealth management solutions, and bank consulting services.

The Bank’s operating model is predicated on deep client relationships and financial expertise. This model is built on guiding principles including an entrepreneurial spirit and a disciplined sales process, as core differentiators balanced with a conservative credit culture and efficiency associated with centralized administrative functions. The Company’s business banking focus does not rely on an extensive branch network to attract retail clients but instead draws on its strong client relationships and broad range of deposit products and services to grow deposits at a rate commensurate with loan growth. The Bank's focused model allows our experienced team to provide a level of financial expertise needed to develop and maintain long-term relationships with our clients.

The Bank focuses on delivering a full line of commercial banking products and services tailored to meet the specific needs of small and medium sized businesses, business owners, executives, professionals, and high net worth individuals.

Lorem ipsum

COMMERCIAL BANKING
Commercial Lending
Treasury Management
Company Retirement Plans
SBA Lending
BUSINESS BANKING
SPECIALTY FINANCE
Equipment Finance
Asset-Based Lending
Accounts Receivable Financing
Floorplan Financing
First Business Bank
PRIVATE WEALTH
Financial Planning
Investment Management
Trust & Estate Administration
Private Banking
BANK CONSULTING
Investment Portfolio Services
Asset Liability Management
ALM Process Validation

First Business Financial Services, Inc. 2024 Proxy Statement | 2

2023 Performance Highlights

Our 2023 performance highlights, including certain financial performance metrics, are shown below. This performance information is qualified by reference to our Annual Report on Form 10-K for the year ended December 31, 2023 (our "2023 Annual Report"). For more complete information regarding our 2023 performance, please review our 2023 Annual Report.

Strong performance driven by robust deposit growth, sustained loan growth, and positive operating leverage
Net Income $37.0 MM
Solid bottom line profitability reflects success of efforts to grow deposits and loans at a double-digit pace, bolstering revenue growth and bringing relative stability to net interest margin in a volatile environment

In-Market Deposits +19%	Continued Deposit Growth • In-market deposits grew 19.0% from the fourth quarter of 2022
Loans + 17%	Robust Expansion Across Loan Products and Geographies • Loans grew 16.7% from the fourth quarter of 2022
NIM 3.78%
Diversified Balance Sheet Growth Drives Net Interest Income Expansion
• Net interest income grew 7.6% from the fourth quarter of 2022
• GAAP net interest margin ("NIM") of 3.78% declined 4 basis points from the prior year

PTPP ROA(1) 1.75%
Strong Pre-tax, Pre-Provision ("PTPP") Income
• PTPP income grew 17.8% from the fourth quarter of 2022
• PTPP adjusted return on average assets rose to 1.75% for 2023, increasing from 1.74% for the prior year and remaining well above peers

TBV per Share(2) +13%	Strong earnings generation produced a 12.9% increase in tangible book value ("TBV") per share from the fourth quarter of 2022
Note: Percentages represent growth from the fourth quarter of 2022 to the fourth quarter of 2023.
(1) Pre-tax, pre-provision adjusted return on average assets ("PTPP ROA") is defined as operating revenue less operating expense divided by average total assets. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items.
(2) Tangible book value per share is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. Tangible common equity itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets.
In 2023, we completed the final year of our five-year strategic plan launched in 2019 which was focused on four key priority areas that are critical for our value-creation strategy.
During 2023, the management team engaged in extensive planning to develop our strategies and set goals for the next five-year period. The management team expects to prioritize quality balance sheet and revenue growth while optimizing technology for the benefit of our clients and stakeholders, evolving with our industry in a manner that stays true to the Company's deep-rooted culture.
First Business Financial Services, Inc. 2024 Proxy Statement | 3

Executive Compensation Highlights

The primary goal of our executive compensation program is to drive continued growth and successful execution of our business objectives, thereby creating value for our shareholders. Our compensation programs are designed to pay for performance and foster a high-performance culture, aligning the interests of our executive team with those of our shareholders.

Our compensation philosophy supports our commitment to motivating and rewarding employees in ways that drive our Company’s success and reflect our culture and values. Key principles include:

•Pay-for-Performance Culture: We foster a culture where compensation is linked to performance.
•Attracting and Retaining Talent: Our compensation programs are designed to attract and retain the highest caliber of employees.
•Fair and Equitable Pay: We are dedicated to fair and equitable compensation practices.
•Consideration of Company, Team, and Individual Success: We consider the success of the Company, teams and individuals in making executive compensation decisions.
•Motivation for Goal Achievement: We use compensation as a tool to motivate employees to achieve business goals.

Our executive compensation program supports long-term value creation. Approximately 49% of our Chief Executive Officer’s ("CEO") total direct compensation and 40% of the compensation for the other Named Executive Officers ("NEOs") is variable and at risk, tied to the achievement of rigorous performance metrics that are aligned to our strategic priorities and important to our shareholders.
The Annual Bonus Plan ("Bonus Plan") for fiscal 2023 paid out at 113% of target. The payout reflects our strong performance across the key performance metrics (top line revenue, Return on Average Assets ("ROAA"), efficiency ratio) which drive shareholder value and the Company’s business strategy.
The Performance Restricted Stock Units ("PRSUs") grant for 2020-2022 vested at 200% of target. The vesting of these performance-based awards, which was determined in April 2023, reflects our superior performance relative to a peer group of over 100 banks our size. The Company performed at the 94th percentile for relative Total Shareholder Return ("TSR") and the 82nd percentile for relative Return on Average Equity ("ROAE") over the three-year measurement period. Both of these metrics surpassed the superior performance level established in the plan.
First Business Financial Services, Inc. 2024 Proxy Statement | 4

The Company's Commitment to ESG and Human Capital Management
The Company’s environmental, social and governance ("ESG") practices are integrated into our core business strategy and are an essential component of our corporate culture. In 2021, the Company defined its ESG framework, including the responsibilities of management, the Board, and the committees. While the Board maintains primary responsibility for ESG, to ensure alignment with the Company's ESG principles, responsibility for certain ESG risks and opportunities in the Company's defined ESG framework are delegated to the Board committees via their charters. As part of its Board-delegated responsibility for monitoring key ESG risks, the Corporate Governance and Nominating Committee reviews information related to ESG initiatives, deliverables, and areas of focus at each quarterly meeting and provides regular updates to the Board. The Company is committed to all stakeholders including our employees, clients, shareholders and the communities in which we live and work. We believe that all communities we serve will prosper when everyone has equal access to basic social, education, health and economic opportunities and through a commitment to environmental sustainability. In 2023, the Company demonstrated this continued commitment in the following ways, among others:

Environmental
•Branch-lite model with only one location in each of the four primary banking markets.
•Minimal technology eco-footprint through the use of state-of-the-art technology to minimize power consumption.
•Recycled 3,645 pounds of Company and employee e-waste in accordance with e-Stewards Standard for Responsible Recycling.
•Sound loan administration and underwriting practices, including consideration of environmental risk to promote sustainable growth.
•Employee 401(k) plan options include two ESG-focused investment alternatives.

Social
•Employees spent 4,038 hours volunteering in their communities and impacted 151 non-profits/not-for-profits, educational institutions, and other charitable organizations.
•Donations, contributions and sponsorships totaled $963,220 (an increase of $53,795 over 2022).
•Invested $33.3 million in Low Income Housing Tax Credits to support the construction and renovation of low-income rental housing to bring affordable housing, financial stability and economic opportunity to those who need it most.
•Ranked among the Top 100 Small Business Administration Lenders, fostering an inclusive economy and supporting the diverse spectrum of entrepreneurs.
•Investment in the communities we serve via Community Reinvestment Act lending activities.

67%
Banking[2]
71%
Top Bank[2]
93%
First Business Bank[1]

Overall Satisfaction

45
Investment Firms[4]
78
First Business Bank[1]
23
Banking Industry[3]

Net Promoter Score

Governance
•Director Independence – All directors except the Company’s CEO are independent, independent Board chair, and Board committees are comprised entirely of independent directors.
•Committed to Board Diversity – 30% of the Board members are female, 10% are racially or ethnically diverse, and 50% of Board committees are chaired by female directors; advisory board member diversity in the four primary banking markets exceeds 40%.
•Selected as one of only 31 small-cap banks in the country named to the Piper Sandler Sm-All Star Class of 2023, placing the Company among the top 10% of the industry related to growth, profitability, credit quality and strength of capital.
•Ranked by Bank Director magazine as #2 among 30 publicly traded banks with $1 billion-$5 billion in total assets and #5 among top 300 publicly traded banks based on TSR, profitability, capital adequacy, and asset quality.
•See pages 14 through 20 for additional information about the Company's corporate governance practices.

(1) Moses & Associates, 2023
(2) J.D. Power, 2022
(3) Qualtrics XM Institute, 2022
(4) Statista, 2023

Note: Net Promoter Score assesses likelihood to recommend on an 11-point scale, where detractors (scores 0-6) are subtracted from promoters (scores 9-10), while passive scores (scores 7-8) are not considered. The NPS score ranges from -100 to +100.

First Business Financial Services, Inc. 2024 Proxy Statement | 5

Human Capital Management
The Company believes achieving strong financial results begins with its employees. In 2023, our workforce grew to 349 employees. While the majority of our employees are located in the primary banking markets, the Company has employees working onsite, hybrid, and remote in over 20 states. This geographic expansion allows the Company to continue to diversify the workforce, compete in an increasingly challenging talent landscape, and add producers and specialists as business lines and needs grow.
The Company’s culture is critical to our success and is rooted in a set of founding beliefs and guided by a core cultural competency framework. The clarity of the Company’s core values creates a special and committed team atmosphere, which increases productivity, reduces turnover, attracts motivated employees, and cultivates a culture of belonging. The Company is in a people-differentiated business and attracting and retaining the best talent possible is critical to our success and financial performance. The strength of our culture and core values is demonstrated in a number of ways.

Our Culture
•Conducted a culture check-in with all employees to encourage open discussion and feedback between managers and employees.
•Provided ongoing diversity, equity, and inclusion ("DEI") education opportunities to all employees. Workplace culture discussions were held with over 60% of our employees who identify as racially/ethnically diverse.
•As part of the Top Workplaces survey, awarded the 2023 Top Workplaces Culture Excellence recognition across nine categories.
•Employee turnover was 9.33%; well below the employee turnover average of 17.7% in the banking industry, as reported in a survey conducted by Aon in 2023.

Investing in our Employees
•The Career Path Ratio (progression into different or more advanced roles) for employees was 14%, above our 10% goal, recognizing strong employee performance and career progression.
•A Leadership Challenge Team, comprised of emerging leaders and key employees, was formed to provide development opportunities and exposure to the strategic planning process to prepare the employees to participate and lead future planning cycles.
•Launched a Rising Professionals Development Series, providing employee opportunities to grow, connect, and share ideas with peers and leadership within the organization.

(1) The 2023 Survey Results are compiled from the annual Employee Engagement Survey.
(2) Employee Engagement is a key driver for organizational success. An engaged employee is a person who is fully involved in, and enthusiastic about, their work. Engaged employees work harder, are more loyal and are more likely to go the "extra mile" for the organization.
(3) Manager Effectiveness - managers contribute significantly to the perceived quality of the work environment, as well as to the engagement of their employees.
(4) The Performance Enablement index focuses on client service and quality, involvement, training and teamwork.
(5) The Belonging index measures a feeling of security and support and a sense of acceptance and inclusion as a member of the team and employee of the Company.
The Results of Our Commitment
From the Company’s inception, the commitment to and investment in our employees and the communities we serve has been the foundation of the Company’s long-term success for the benefit of our shareholders. The Company’s commitment to corporate responsibility and sustainability is best expressed in the words of our Belief Statement: At First Business Bank, we believe visionary, determined entrepreneurs and investors create a thriving economy and, in turn, social and economic advancement for their employees, investors, families and communities. Built by driven entrepreneurs, First Business Bank has the experience to create both wealth, and a wealth of good in the world.
First Business Financial Services, Inc. 2024 Proxy Statement | 6

The Company’s Amended and Restated By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees by the Board herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. In the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Any nominee for election as a director who receives a greater number of votes "withheld" from their election than votes "for" their election will tender their resignation to the Board in accordance with the Company's Director Resignation Policy as outlined in the Corporate Governance Guidelines on the Company’s website located at https://ir.firstbusiness.bank/corporate-overview/corporate-governance/default.aspx. Votes will be tabulated by an inspector of elections appointed by the Board.
As previously disclosed, Mark D. Bugher will retire from the Company’s Board following the conclusion of the Annual Shareholders Meeting on April 26, 2024. The Board of Directors wishes to express its gratitude to Mr. Bugher for his dedicated service to the Board and shareholders.
The following sets forth certain information about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

First Business Financial Services, Inc. 2024 Proxy Statement | 7

Nominees for Election at the Annual Meeting
Terms expiring at the 2027 Annual Meeting

Laurie S. Benson Executive Director Nurses on Boards Coalition Age: 70 Independent Director since 2018 COMMITTEES •Compensation •Corporate Governance and Nominating, Chair
Experience
•Executive Director, Nurses on Boards Coalition (since 2016)
•CEO, LSB Unlimited, LLC (since 2009)
•Co-Founder and CEO, Inacom Information Services (1984-2009)
Qualifications
•Technology/Information Security expertise as the co-founder and CEO of an IT systems integrator, from inception until its sale to CORE BTS in 2009
•Governance and Human Resources/Compensation and Strategic Planning expertise acquired through her extensive experience as a CEO and C-Suite advisor on complex issues including board governance, strategy, business growth, innovation, high performance teams, human resources and succession planning; supporting the mission to improve health in communities through the service of nurses on boards, commissions and appointments; and through service on public and private boards
•Strategic Planning expertise and Entrepreneurial focus as the co-founder of Inacom Information Services, growing the company from start-up to over 150 employees and three office locations and as the founder of LSB Unlimited, LLC
Education
•BS, Nursing, University of Wisconsin-Madison
Other Boards and Organizations
•Director, FBB Board of Directors (since 2009)
•Member, FBB Northeast Wisconsin Advisory Board (2012-2021)
•Member of the boards of other private organizations

Corey A. Chambas Chief Executive Officer First Business Financial Services, Inc. Age: 61 Director since 2002 COMMITTEES •None
Experience
•Chief Executive Officer (since 2006), President (2005-2023), Chief Operating Officer (2005-2006), Executive Vice President (2002-2005), First Business Financial Services, Inc.
•Chief Executive Officer (1999-2006), President (1999-2005), First Business Bank
Qualifications
•Financial Services Industry and Financial Reporting, Accounting and Financial Controls expertise acquired over more than 35 years in the financial services industry, with a specific focus in the commercial banking sector and leadership roles with responsibility for oversight of all aspects of financial management
•Enterprise Risk Management and Strategic Planning expertise developed while serving as CEO of both the Company and FBB with responsibility for enterprise-wide risk, development and execution of the strategic planning process and oversight for six distinct financial services businesses
•Human Resources/Compensation expertise through his experience as CEO with responsibility for senior management recruitment and succession planning, oversight of human resources leadership, and Company culture
Education
•BBA, Finance, Investment & Banking, Wisconsin School of Business, University of Wisconsin-Madison
Other Boards and Organizations
•Director, FBB Board of Directors (since 2018, 2009-2011, 1999-2006)
•Advisory board member and advisor to the board of other private organizations

First Business Financial Services, Inc. 2024 Proxy Statement | 8

John J. Harris Retired Managing Director Stifel Nicolaus Weisel Age: 71 Independent Director since 2012 COMMITTEES •Audit •Operational Risk
Experience
•Managing Director, Investment Banking Financial Institutions Group, Stifel Nicolaus Weisel (2007-2010) and Piper Jaffray & Co. (2005-2007)
•Principal, Investment Banking Financial Institutions Group, William Blair & Co., LLC (2000-2005)
•Investment Banking Professional, various banking financial institutions (1982-2000)
Qualifications
•Financial Services Industry experience and Financial Reporting, Accounting and Financial Controls expertise acquired in his over 25 years providing financial advisory services to senior management and boards of publicly traded and privately held companies
•Strategic Planning, Legal/Regulatory, and Mergers and Acquisitions expertise acquired over his substantial career serving as an investment banking professional advising clients on mergers and acquisitions, capital formation and execution of public and private capital raises
Education
•BSSE, Systems Engineering, US Naval Academy
•MBA, University of Chicago
Other Boards and Organizations
•Director, FBB Board of Directors (since 2018)

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Directors Continuing in Office
Terms expiring at the 2025 Annual Meeting

W. Kent Lorenz Owner and Managing Director Lakeside Consulting, LLC Age: 61 Independent Director since 2018 COMMITTEES •Audit •Operational Risk
Experience
•Owner and Managing Director, Lakeside Consulting, LLC (since 2017)
•Chairman and CEO, Acieta LLC (2014-2017)
•President, Midwest Region, Ellison Technologies (2006-2014) and President, Ellison Machinery & Robotics of Wisconsin (1998-2006)
Qualifications
•Financial Reporting, Accounting and Financial Controls, Strategic Planning and Mergers and Acquisitions expertise developed through acquisitions with Ellison Technologies and the merger to form Acieta, LLC and as Chairman and CEO of Acieta, LLC with responsibility for the company's business strategy development and implementation and oversight of financial management
•Technology/Information Security expertise developed through integration of new technologies and robotic automation systems to North American manufacturers and their global affiliates
•Entrepreneurial focus as Owner and Managing Director of Lakeside Consulting, LLC and his previous affiliation as a partner in a commercial real estate investment company
Education
•BS, Engineering Mechanics, University of Wisconsin-Madison
Other Boards and Organizations
•Director, FBB Board of Directors (since 2017)
•Member, FBB Southeast Wisconsin Advisory Board (2017-2021)
•Director, FBB-Milwaukee Board of Directors (2010-2017)
•Member of the boards and advisory boards of other private organizations

Carol P. Sanders President Carol P. Sanders Consulting, LLC Age: 57 Independent Director since 2016 COMMITTEES •Audit, Chair •Compensation
Experience
•President, Carol P. Sanders Consulting LLC (since 2015)
•EVP, Chief Financial Officer and Treasurer, Sentry Insurance (2013-2015)
•EVP and Chief Operating Officer (2012-2013) and other executive positions (2004-2012), Jewelers Mutual Insurance Company
Qualifications
•Financial Services Industry, Financial Reporting, Accounting and Financial Controls, Enterprise Risk Management, and Strategic Planning expertise acquired in over 25 years in the insurance industry primarily in executive vice president ("EVP"), chief financial officer, chief operating officer and treasurer roles with responsibility for strategic financial planning, oversight of the firm’s internal audits, enterprise risk management, and actuarial services and through her experience as a designated financial expert and audit committee chair for publicly traded companies
•Governance experience acquired through service on other public company boards, including serving as lead independent director and chair of audit, compensation, and nominating and governance committees
Education
•BBA, Accounting and Economics, University of Wisconsin-Oshkosh
Other Public Company Boards
•Lead independent Director, Alliant Energy Corporation, a Wisconsin-based public utility holding company (since 2005)
•Director, RenaissanceRe Holdings Ltd., a global provider of reinsurance and insurance (since 2016)
Other Boards and Organizations
•Director, FBB Board of Directors (since 2018)
•Member of the board of a private organization

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Terms expiring at the 2026 Annual Meeting

Carla C. Chavarria

Senior Vice President and
Chief Human Resources Officer
AMC Entertainment, Inc.

Age: 58
Independent Director since 2017

COMMITTEES
•Compensation, Chair Elect
•Corporate Governance and Nominating

Experience
•Senior Vice President and Chief Human Resources Officer (since 2014) and various human resources roles (1994-2014), AMC Entertainment Inc., a publicly traded company
Qualifications
•Human Capital/Compensation and Strategic Planning expertise developed as a member of the executive committee of a publicly traded company and over 30 years serving as a human resources executive with responsibility for strategic development and implementation of total rewards, associate engagement, talent acquisition and development, and community relations
•Legal/Regulatory and Enterprise Risk Management expertise acquired over 30 years as a human resources executive with responsibility for managing workforce-related risks, labor relations oversight, ensuring compliance with relevant laws and maintaining fair and ethical workplace practices
•Mergers and Acquisitions experience through AMC Entertainment, Inc.’s acquisition of multiple companies during her tenure as Senior Vice President and Chief Human Resources Officer
Education
•BS, Business Administration, Pennsylvania State University
Other Boards and Organizations
•Director, FBB Board of Directors (since 2018)

Ralph R. Kauten Owner Air-Lec Industries Age: 72 Independent Director since 2018 COMMITTEES •Audit •Operational Risk
Experience
•Owner, Air-Lec Industries (since 2013)
•Co-Owner, Mirus Bio (since 1996)
•Biotechnology company executive: Chair and CEO of Lucigen Corporation (2006-2018); Chair and CEO of Quintessence Biosciences, Inc. (2002-2016); Co-Founder, President and CEO of PanVera Corporation (1992-2001); and Vice President, Finance and Treasurer of Promega Corporation (1979-1992)
•Faculty Member, University of Wisconsin-Whitewater; Plant Controller, Heublein, Inc.; and Senior Auditor, Grant Thornton, CPAs
Qualifications
•Enterprise Risk Management and Strategic Planning expertise gained over 40 years in the biotechnology industry, building start-up companies and driving company growth through strategy development and implementation
•Financial Reporting, Accounting and Financial Controls expertise acquired in executive roles with responsibility for oversight of all financial matters including private equity and debt financing, experience as a treasurer, controller and senior auditor and as the audit committee chair of a privately held organization
•Entrepreneurial focus gained through co-founding and owning multiple businesses and Mergers and Acquisitions experience gained through mergers, joint ventures and sale of biotechnology companies
Education
•BBA, Accounting, University of Iowa
•MBA, Accounting, University of Wisconsin-Madison
Other Boards and Organizations
•Director, FBB Board of Directors (since 2004); Chair (June 2018-November 2018)
•Member of boards of other private organizations

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Jerry L. Kilcoyne Managing Partner Pinnacle Enterprises, LLC Age: 64 Independent Director since 2011 Board Chair since 2018 COMMITTEES •None
Experience
•Managing Partner, Pinnacle Enterprises, LLC (since 1997)
•President, Northbrook Rail Corporation (1989-1996)
Qualifications
•Financial Services Industry experience, Financial Reporting, Accounting and Financial Controls, and Strategic Planning expertise acquired in more than 35 years of executive experience with responsibility for all aspects of financial management and strategy implementation and service on the board, committees and as chair of a publicly traded financial institution and its subsidiaries
•Mergers and Acquisitions expertise developed through his management role with mergers and acquisitions operations of Northbrook Corporation and the private equity ownership and sale of businesses in the transportation, manufacturing, distribution and other industries throughout his career
•Entrepreneurial focus through the acquisition and management of multiple companies
Education
•AA, Accounting, Madison Area Technical College
Other Boards and Organizations
•Chair, FBB Board of Directors (since November 2018, May 2010-June 2018)
•Director, FBB Board of Directors (since November 2018 and 2005-June 2018)
•Director, First Business Equipment Finance, LLC (2006-2017), and Director, First Business Capital Corp. (2006-2013), both FBB entities were merged into First Business Specialty Finance, LLC, a wholly-owned subsidiary of FBB in 2021
•Director, Alterra Bank (2016-2017) until its charter consolidation with FBB in 2017

Daniel P. Olszewski Director Weinert Center for Entrepreneurship Age: 59 Independent Director since 2018 COMMITTEES •Operational Risk, Chair •Corporate Governance and Nominating
Experience
•Director, Weinert Center for Entrepreneurship, Wisconsin School of Business, University of Wisconsin-Madison (since 2006)
•Chair/President, PNA Holdings, LLC, owner of Parts Now! and Katun Corporation (1999-2002, 2003-2005); CEO, Katun Corporation (2003-2005); CEO/President (1999-2003) and COO (1997-1999), Parts Now!
•Consultant, McKinsey & Company (1988-1990, 1992-1997)
Qualifications
•Entrepreneurial expertise as the instructor for the capstone Weinert Applied Ventures in Entrepreneurship graduate course and co-founder of the Morgridge Entrepreneurial Bootcamp program for graduate students in STEM programs
•Mergers and Acquisitions expertise serving as an instructor of graduate student mergers and acquisitions courses and through the acquisition of Katun Corporation with the assistance of private equity sponsors
•Strategic Planning, Enterprise Risk Management and Financial Services Industry expertise obtained in his role as a strategy and finance consultant at McKinsey, through his CEO and board chair roles, and as an instructor of graduate courses on corporate finance, capital budgeting and structure, valuation methods and entrepreneurial finance
Education
•BA, Economics and Computer Science, University of Wisconsin-Madison
•MBA, Harvard Business School
Other Boards and Organizations
•Director, FBB Board of Directors (since 2010)
•Director, First Business Capital Corp. (2011-2018), FBB entity merged into First Business Specialty Finance, LLC, a wholly-owned subsidiary of FBB in 2021
•Member of the board of a private organization

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Director Disclosures
None of the directors, executive officers or nominees is related to one another and there are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of the Company’s directors or executive officers have been selected for their respective positions. None of the above-named directors or director nominees was a party to any SEC enforcement actions or any legal proceedings that are material to an evaluation of their ability or integrity in the past ten years.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company’s directors, executive officers and holders of 10% or more of the outstanding Common Stock to file reports concerning their ownership of Company equity securities with the SEC. Based solely upon a review of such reports, other than one late Form 4 filing related to the purchase of shares by Carol P. Sanders, Company Director, the Company believes that during the fiscal year ended December 31, 2023, all of its directors and executive officers complied with the Section 16(a) filing requirements.
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CORPORATE GOVERNANCE
The Company is committed to good corporate governance, which promotes the long-term interests of the shareholders and provides a strong foundation for business operations. All Company directors serve as directors of both the Company and its wholly-owned subsidiary, First Business Bank, which eliminates redundancies, simplifies and streamlines governance processes, and enhances the Board’s oversight of the Company’s strategic initiatives.
Director Selection, Qualifications and Nominations
In making recommendations to the Company’s Board with respect to nominees to serve as directors, the Corporate Governance and Nominating Committee will examine each director nominee on a case-by-case basis, regardless of who recommended the nominee, and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen and industry knowledge. In evaluating director nominees, the Board, with the assistance of the Corporate Governance and Nominating Committee, considers diversity of viewpoint, backgrounds, technical skills, industry knowledge and experience as well as diversity such as race, gender, age, sexual orientation, ethnicity, disability, geographic representation, and other personal dimensions of diversity and identities as outlined in the Board Diversity, Equity, and Inclusion Policy to ensure a balanced, diverse Board, with each director contributing talents, skills and experiences needed for the Board as a whole. The Corporate Governance and Nominating Committee assesses the implementation of the practices outlined in the Board Diversity, Equity and Inclusion Policy, which was adopted in 2021, on an annual basis.
The Director Resignation Policy requires that any director receiving a greater number of votes "withheld" from their election than votes "for" will tender their resignation to the Board Chair. The Board, in its discretion, may accept or reject the tendered resignation in accordance with the Director Resignation Policy, as outlined in the Corporate Governance Guidelines on the Company’s website located at https://ir.firstbusiness.bank/corporate-overview/corporate-governance/default.aspx.
The Board also believes the following minimum qualifications must be met by a director nominee to be recommended by the Corporate Governance and Nominating Committee:
•Strong personal and professional ethics, integrity and values.
•The ability to exercise sound business judgment.
•Accomplished in their respective field as an active or former executive officer of a public or private organization, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.
•Relevant expertise and experience and the ability to offer advice and guidance based on that expertise and experience.
•Independence from any particular constituency, the ability to represent all shareholders of the Company and a commitment to enhancing long-term shareholder value.
•Sufficient time available to devote to activities of the Board and to enhance their knowledge of the Company’s business.
Using a defined director succession planning process as a component of Board succession planning, the Corporate Governance and Nominating Committee works with the Board to evaluate:
•Board composition and assess whether directors should be added in view of director departures,
•The number of directors needed to fulfill the Board’s responsibilities under the Company’s Corporate Governance Guidelines and committee charters, and
•The skills and capabilities that are relevant to the Board’s work and the Company’s strategy.
In making recommendations to the Board, the Corporate Governance and Nominating Committee considers the mix of different tenures of directors, taking into account the benefits of directors with longer tenures including greater Board stability, continuity of organizational knowledge and the critical importance of expertise and understanding of the commercial banking industry as well as the benefits of directors with shorter tenures who help to foster new ideas and examination of the status quo. As part of its on-going responsibility to identify prospective directors to provide an appropriate balance of knowledge, experience, background and capability on the Board, the Corporate Governance and Nominating Committee periodically evaluates director candidates to recommend for the Board’s consideration and possible appointment to the Board.

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The following tables summarize key qualifications, skills and attributes relevant to the decision to nominate candidates to serve on the Board and possessed by current directors. A mark indicates this particular qualification, skill or attribute was identified as one of the director’s top five strongest qualifications, skills or attributes, but the absence of a mark does not mean the director does not possess that qualification, skill or attribute.

Director Skills, Attributes, and Qualifications
	Benson	Bugher	Chambas	Chavarria	Harris	Kauten	Kilcoyne	Lorenz	Olszewski	Sanders
Governance/ Other Public Company Board Service	●	●								●
Financial Services Industry		●	●		●		●		●	●
Financial Reporting, Accounting and Financial Controls			●		●	●	●	●		●
Human Resources/Compensation	●	●	●	●
Enterprise Risk Management			●	●		●			●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●
Legal/Regulatory				●	●
Mergers and Acquisitions				●	●	●	●	●	●
Entrepreneurial	●	●				●	●	●	●
Technology/Information Security	●							●
Years	5	18	21	6	12	5	12	5	5	7

Board Diversity Matrix
Total Number of Directors: 10
	Female	Male	Non-Binary	Did not Disclose Gender
Gender Identity	3	7	—	—
Demographic Background:
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not Disclose Demographic Background	—	—	—	—
The Corporate Governance and Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Corporate Governance and Nominating Committee should be sent to the Corporate Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s Amended and Restated By-Laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an
First Business Financial Services, Inc. 2024 Proxy Statement | 15

annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Corporate Secretary of the Company not less than 60 days or more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the Amended and Restated By-Laws, if the Company does not receive notice of an intent to make such a nomination on or after January 26, 2025 and on or prior to February 25, 2025, then the notice will be considered untimely and the Company will not be required to present such nomination at the 2025 annual meeting.
Director Evaluation Process, Development and Education
The Board recognizes that a constructive evaluation process is an essential component of governance best practices and annually conducts a robust peer and self-evaluation in conjunction with its annual Board and committee evaluation. The Corporate Governance and Nominating Committee oversees the evaluation process and reviews the format of the evaluation to ensure that actionable feedback is solicited related to the operation of the Board, its committees and director performance. In addition to evaluating the Board and committees, the peer and self-evaluation process serves as a mechanism to measure clear performance standards, both objective and subjective, and the Board Chair meets annually with each director to review their evaluation results. The chart below outlines the evaluation process.

The Board is committed to continuing director education and development and solicits director feedback on education topics. The feedback was utilized to develop Board education sessions presented at each quarterly Board meeting in 2023. The Board education sessions included internally developed presentations as well as programs presented by third parties on the following topics: Current Expected Credit Loss accounting standards, treasury management, asset/liability management, Bank Secrecy Act/Anti-Money Laundering, Office of Foreign Assets Control and regulatory compliance, and derivatives and hedging. The Company provides financial support for director education and at each quarterly meeting the Corporate Governance and Nominating Committee reviews the Director Education Report. All directors are in compliance with the Board’s director education guidelines.
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Independent Directors and Meeting Attendance
Of the nine directors who will be serving on the Board at the conclusion of the Annual Meeting, the Board has determined that all except for Mr. Chambas, the Company’s CEO, are "independent directors" for purposes of applicable Nasdaq rules.
Directors are expected to attend the Company’s annual meeting of shareholders each year. All ten directors attended the Company’s 2023 annual meeting.
The Board held seven meetings in 2023. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board during 2023 while they were a director and (ii) the total number of meetings held by all committees of the Board on which such director served during 2023 while they were a member of such committees.
Board Leadership Structure
The roles of Board Chair and CEO are held separately. Mr. Kilcoyne serves as Board Chair and Mr. Chambas serves as CEO. The Board believes that at this time, separation of these roles is in the best interests of the Company and its shareholders because separation:
•allows for additional talents, perspectives and skills on the Board;
•preserves the distinction between the CEO’s leadership of management and the Board Chair’s leadership of the Board;
•promotes a balance of power and an avoidance of conflict of interest;
•provides an effective channel for the Board to express its views on management; and
•allows the CEO to focus on leading the Company and the Board Chair to focus on leading the Board, monitoring corporate governance and shareholder issues.
Committees
The Board conducts its business through meetings of the Board and the following standing Board committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Operational Risk Committee. Each of these committees has the responsibilities set forth in a formal written charter approved by the Board. The Board has also adopted guidelines on significant corporate governance matters that, together with the Company’s Code of Business Conduct and Ethics and other policies, create the Board’s corporate governance standards. Copies of the charters, the Corporate Governance Guidelines, and the Code of Business Conduct and Ethics are available on the Company’s website located at https://ir.firstbusiness.bank/corporate-overview/corporate-governance/default.aspx. The Company intends to disclose amendments to, or waivers of, the Code of Business Conduct and Ethics, if any, to the website above. The following table reflects the current membership of each Board committee:

Name(1)	Audit	Compensation	Corporate Governance And Nominating	Operational Risk
Laurie S. Benson		●	Chair
Mark D. Bugher		Chair	●
Carla C. Chavarria		●	●
John J. Harris	●			●
Ralph R. Kauten	●			●
W. Kent Lorenz	●			●
Daniel P. Olszewski			●	Chair
Carol P. Sanders(2)	Chair	●
Number of Meetings in 2023	5	5	4	4
● Member
(1) Mr. Chambas and Mr. Kilcoyne are not members of a standing committee
(2) Ms. Sanders qualifies as an "audit committee financial expert"
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Audit Committee
The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee evaluates, monitors and advises the Board on all matters relating to maintaining the right "tone at the top" which serves the best interest of the Company, its employees and shareholders. The Audit Committee presently consists of Carol P. Sanders (Chair), John J. Harris, Ralph R. Kauten, and W. Kent Lorenz, each of whom meets the requirements set forth in Nasdaq Listing Rule 5605(c)(2)(A) and the independence standards set forth in Rule 10A-3(b)(1) promulgated by the SEC under the Exchange Act. The Board has thus determined that each of the Audit Committee’s current members is qualified to serve in such capacity. The Board has determined that Carol P. Sanders qualifies as an "audit committee financial expert" for purposes of applicable SEC regulations, and has the financial sophistication required by applicable Nasdaq rules because she has the requisite attributes through, among other things, her education and experience as a certified public accountant (inactive) and financial executive in the insurance industry, and her service on the audit committee of other public companies.
Compensation Committee
The Compensation Committee's primary functions are to review and recommend to the Board the compensation structure for the Company’s directors and executive officers, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administer the Company’s long-term incentive plan and employee stock purchase plan. Mark D. Bugher (Chair), Laurie S. Benson, Carla C. Chavarria (Chair Elect), and Carol P. Sanders are the current members of the Compensation Committee, each of whom is considered to be "independent" and meets the requirements set forth in applicable Nasdaq rules and the independence standards set forth in Rule 10C-1(b)(1) promulgated by the SEC under the Exchange Act. The Board has determined that none of the aforementioned directors has a relationship to the Company which is material to their ability to be independent from management in connection with the duties of a Compensation Committee member and has further determined that each of the Compensation Committee’s current members is qualified to serve in such capacity.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee’s primary functions are to recommend persons to be selected by the Board as nominees for election as directors; recommend persons to be elected to fill any vacancies on the Board; lead the Board in its annual review of Board performance; Board and committee structure and director independence; review and recommend to the Board corporate governance principles, policies and procedures and oversee execution of the Company’s succession planning program and advise the Board on the effectiveness of the program. While the Board continues to maintain primary responsibility for ESG, it has delegated assessment and monitoring of the Company's ESG and Board DEI practices to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee presently consists of Laurie S. Benson (Chair), Mark D. Bugher, Carla C. Chavarria, and Daniel P. Olszewski. The Board has determined that each of the Corporate Governance and Nominating Committee members is considered to be "independent" according to applicable Nasdaq rules and has further determined that each current member is qualified to serve in such capacity.
Operational Risk Committee
The Operational Risk Committee's primary function is to assess and manage certain of the Company's risks. While the Board continues to maintain primary responsibility and oversight for enterprise risk management ("ERM"), the Operational Risk Committee oversees execution of the Company’s ERM Program and evaluates the Company’s strategic risk based on an assessment of the Company’s strategies in the context of the Company’s overall risk tolerance, related opportunities and capacity to manage the resulting risk. The Board has additionally delegated assessment and management of credit, compliance, operational, cybersecurity/information security, investment, liquidity and market, and reputation risks to the Operational Risk Committee. The Operational Risk Committee presently consists of Daniel P. Olszewski (Chair), John J. Harris, Ralph R. Kauten, and W. Kent Lorenz.
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Board Role in Risk Oversight

Oversight of Risk
•The Board has an active and ongoing role in the management of the risks of the Company. It is responsible for general oversight of enterprise-wide risk management.
•The Board, acting as a whole and through its Corporate Governance and Nominating Committee, is responsible for oversight of the Company's ESG framework. To ensure alignment with the Company's ESG principles, responsibility for Board delegated ESG risks and opportunities are defined in the committee charters.
•The Operational Risk Committee was established in 2018 to evaluate and monitor the Company’s strategic risk and its key operational risks, including overseeing management's execution of the ERM Program and periodically evaluating the Board’s risk management structure and processes to ensure appropriate Board-level risk reporting. The Board, acting as a whole and through its delegation to the Operational Risk Committee, is responsible for general oversight of the Company's cybersecurity and information security program.
•The Chief Risk Officer, along with Company management, is responsible for assessing and managing risk through robust internal processes and effective internal controls and for providing appropriate reporting to the Board and its committees.

The Company believes open and transparent communication between management and the Board is essential for effective risk management and oversight. The Board, acting as a whole and through its committees, is responsible for oversight of the Company’s enterprise-wide risk management including, but not limited to, strategic, financial, credit, liquidity, compensation, information security including cybersecurity, regulatory, reputation, and operational risks. Given the critical link between strategy and risk, the Board is also responsible for developing strategies based on an assessment of the Company’s overall risk tolerance, the related opportunities and the capacity to manage the resulting risk. As part of its ongoing planning, the Board discusses with executive management the strategies, key challenges, risks and opportunities facing the Company.
Executive management is responsible for the day-to-day management of the Company’s key risks and operates through a Senior Management Risk Committee ("SMRC"). The SMRC monitors key risks, develops and executes mitigation or remediation plans as appropriate, identifies emerging risks, evaluates the effectiveness of the Company’s risk management processes and reports such to the Board or its committees on a regular basis. The SMRC is responsible for the annual review of each key risk indicator ("KRI") included in the Risk Tolerance Dashboard and presents its recommendations to the Operational Risk Committee. The Operational Risk Committee reviews the SMRC's recommendations regarding any potential changes to KRIs and tolerance levels to ensure the Company’s most significant risks along with related metrics/key KRIs have been identified, and risk tolerance thresholds have been established.
ERM is a standing agenda item for each of the Board’s regular quarterly meetings. At these meetings the Board reviews the Risk Tolerance Dashboard, the status of each KRI relative to the designated tolerance threshold, and the related remediation plans. The Board has delegated oversight of each of the key risks to either the Audit, Compensation, Corporate Governance and Nominating or Operational Risk Committee in accordance with the committee charters. These charters are reviewed annually to reflect the changing risk environment. Each committee monitors the assigned specific key risks, ensures that appropriate risk mitigation plans are in place, identifies emerging risks, reports back to the Board with recommendations and updates and apprises the Board of any areas of concern. The following table summarizes each committee’s role in the risk oversight function.

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Committee	Risk Oversight Focus
Audit Committee
•Monitors the integrity of the financial statements, effectiveness of internal control over financial reporting, compliance with applicable legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the third-party, outsourced internal auditor, and the systems of disclosure controls and procedures.
•Evaluates, monitors and advises the Board on all matters relating to maintaining the right "tone at the top."

Compensation Committee
•Oversees the compensation of the executive officers and directors, monitors the Company's overall practices and plans to assess whether the compensation structure establishes appropriate incentives for the executive officers and aligns with the corporate goals and objectives, evaluates risks presented by all compensation programs and confirms that the programs do not encourage risk-taking to a degree that is likely to have a materially adverse impact on the Company, do not encourage the management team to take unnecessary and excessive risks that threaten the value of the Company, and do not encourage the manipulation of reported earnings of the Company.
•Evaluates risks and opportunities related to human capital management.

Corporate Governance and Nominating Committee
•Monitors risks relating to the Company's corporate governance structure, director independence, succession, and ESG.
•Evaluates and makes recommendations related to Board DEI practices as outlined in the Board Diversity, Equity and Inclusion Policy.

Operational Risk Committee
•Assures the ERM Program is operating effectively.
•Monitors strategic risk based on an assessment of the Company’s strategies in the context of the Company’s overall risk tolerance, related opportunities and capacity to manage the resulting risk.
•Evaluates, monitors and assesses key risks via quarterly updates from senior management related to credit risk; regulatory and compliance risk; operational risk; investment, liquidity and market risk; and reputation risk.
•Receives quarterly updates from the Company's Chief Information Officer on the Company's cybersecurity and information security program and reviews information security and cybersecurity risk reports and actions taken by management to assess and mitigate such risks.

CEO and Executive Officer Succession Planning
Succession planning and leadership development are top priorities for the Board and management.  Because of the significance of the CEO’s leadership, the Board retains primary responsibility for oversight of CEO succession planning as well as overall executive leadership development and succession planning practices and strategies. The Board has delegated certain responsibility for the ongoing development and monitoring of CEO and executive officer succession planning to the Corporate Governance and Nominating Committee, and at least annually, that committee reviews the policies and principles of selecting a successor to the CEO. The Board participates in the annual review of the CEO succession plan, which includes an assessment of potential CEO candidates, contingency plans in the event of a sudden termination (including death or disability), development plans that are being utilized to strengthen the skills and qualifications of candidates and the Company CEO’s recommendations for contingency and longer term succession planning for the CEO.  The Corporate Governance and Nominating Committee in accordance with its charter also reviews succession plans for the other executive officers.
Communications with the Board of Directors
Shareholders may communicate with the Board by writing to First Business Financial Services, Inc., Board of Directors (or, at the shareholder’s option, to a specific director), c/o Lynn Ann Arians, Corporate Secretary, 401 Charmany Drive, Madison, Wisconsin 53719. The Corporate Secretary will ensure that all appropriate communications are delivered to the Board or the specified director, as the case may be.
First Business Financial Services, Inc. 2024 Proxy Statement | 20

DIRECTOR COMPENSATION
In 2023, the Board meeting fees were incorporated into one cash retainer and the annual retainer was adjusted by the average executive officer merit increase in 2022 and 2023, increasing the annual cash retainer for each non-employee director of the Company from $24,000 to $30,000. As the Company’s Board Chair, Mr. Kilcoyne received additional cash compensation of $60,250. The Compensation Committee Chair, the Corporate Governance and Nominating Committee Chair, and the Operational Risk Committee Chair received additional annual retainers of $5,000, while the Audit Committee Chair received an additional annual retainer of $10,000. All committee members were paid $750 for each committee meeting. Except for the annual restricted stock unit awards described below, director retainer and meeting fees were paid in cash quarterly.
The Compensation Committee is responsible for periodically reviewing and making recommendations to the Board with respect to director compensation. As part of that effort, the Compensation Committee regularly engages its independent compensation consultant to analyze the Company's director compensation in comparison to its peers and overall director compensation best practices.
The Board has established Director and Named Executive Officer Stock Ownership Guidelines ("the Guidelines") as another means by which to align these individuals' interests with the interests of the Company's shareholders. Directors are allowed five years from the later of the adoption of the Guidelines or their appointment to accumulate the minimum number of shares to meet three times the annual director cash and equity retainer. The directors receive an annual restricted stock unit award in the amount of $22,500. The awards vest annually and as outlined in the Guidelines, directors are required to retain 100% of all vested shares while serving on the Board. All directors are in compliance with the Guidelines. Additional details on the Guidelines are available in the Company’s Corporate Governance Guidelines posted on its website located at https://ir.firstbusiness.bank/corporate-overview/corporate-governance/default.aspx.

Name	Fees Earned Or Paid In Cash(1)	Stock Unit Awards(2)	Total
Laurie S. Benson	$44,000	$22,500	$66,500
Mark D. Bugher	$41,000	$22,500	$63,500
Carla C. Chavarria	$36,000	$22,500	$58,500
John J. Harris	$37,500	$22,500	$60,000
Ralph R. Kauten	$36,000	$22,500	$58,500
Gerald L. Kilcoyne	$91,750	$22,500	$114,250
W. Kent Lorenz	$39,000	$22,500	$61,500
Daniel P. Olszewski	$42,500	$22,500	$65,000
Carol P. Sanders	$47,500	$22,500	$70,000
(1) Includes annual Board retainer, chair fees, and committee meeting attendance fees paid in cash.
(2) On May 16, 2023 each non-employee director received a restricted stock unit award. The number of units granted was equal to $22,500. Each director was awarded 830 shares and the award amounts are reflected at their award date value based on $27.13 which was the 20-day share price average prior to May 16, 2023.
First Business Financial Services, Inc. 2024 Proxy Statement | 21

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), and the rules and regulations promulgated thereunder by the SEC, require publicly traded companies, such as the Company, to conduct a separate shareholder advisory vote to approve the compensation of the registrant’s Named Executive Officers ("NEOs"), as disclosed pursuant to the SEC’s compensation disclosure rules, commonly referred to as a "say-on-pay" vote. In a non-binding advisory vote on the frequency of say-on-pay votes held at the Company’s 2019 annual meeting of shareholders, shareholders voted in favor of conducting say-on-pay votes annually. In light of this result, and other factors considered by the Board, the Board has determined that the Company will hold say-on-pay votes on an annual basis until the next advisory vote on such frequency, which is expected to take place at the Company's 2025 annual meeting of shareholders.
The overall objective of the Company’s compensation programs has been to align NEO compensation with the success of meeting annual and long-range strategic operating and financial goals. The Compensation Committee and the Board believe that the Company’s policies and procedures are effective in implementing the Company's Compensation Philosophy and achieving its goals, and that the compensation of the NEOs in 2023 reflects and supports these compensation policies and procedures.
In accordance with the requirements of the Dodd-Frank Act and the rules and regulations promulgated thereunder, the following resolution is submitted for shareholder approval:
"RESOLVED, that First Business Financial Services, Inc.’s shareholders approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the Company’s proxy statement dated March 8, 2024."
Approval of this resolution requires that the number of votes cast in favor of the resolution at the Annual Meeting exceed the number of votes cast against it.  While this say-on-pay vote is required, under SEC regulations, it is not binding on the Compensation Committee or the Board and may not be construed as overruling any decision by the Compensation Committee or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements. Abstentions and broker non-votes will not affect the voting results for this proposal.

First Business Financial Services, Inc. 2024 Proxy Statement | 22

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This Compensation Discussion and Analysis describes elements of the Company’s Compensation Philosophy and explains the structure and rationale associated with each material component of the NEOs' compensation, providing important context for the more detailed disclosure tables and specific compensation amounts that follow this section.
The Company’s NEOs for 2023 included the following individuals:

Named Executive Officers	Title
Corey A. Chambas	Chief Executive Officer of First Business Financial Services, Inc.
Brian D. Spielmann	Chief Financial Officer of First Business Financial Services, Inc.
Edward G. Sloane, Jr.	Retired Chief Financial Officer of First Business Financial Services, Inc.
David R. Seiler	President & Chief Operating Officer of First Business Financial Services, Inc.
Mark J. Meloy	Executive Vice President of First Business Financial Services, Inc.
Bradley A. Quade	Chief Credit Officer of First Business Financial Services, Inc.
On January 3, 2023, the Company announced promotions among its leadership and commercial banking teams, advancing key leaders across its Midwest business banking markets. This was a part of a multi-year strategic succession management plan, which resulted in title changes for three of the Company's NEOs as follows: Corey A. Chambas, Chief Executive Officer; David R. Seiler, President & Chief Operating Officer; and Mark J. Meloy, Executive Vice President.
Edward G. Sloane, Jr. retired from his role as the Company’s Chief Financial Officer effective April 1, 2023 and was succeeded by Brian D. Spielmann as the Company’s new Chief Financial Officer. Mr. Sloane transitioned into a consulting role with the Company.
Compensation Governance
The Company is committed to maintaining a compensation program supported by strong corporate governance. The Compensation Committee meets regularly and in addition to each member's own business knowledge of best practices, it receives guidance on best practices and market trends from its independent compensation consultant.

What We Do	What We Don't Do
Pay for performance by having a significant portion of executives' compensation tied to Company performance and weighted toward the long-term.	Have excess perquisites.
Use long-term incentive pay that is denominated and delivered in equity and does not have a cash component.	Make tax gross-up payments in connection with excise tax or other tax liabilities.
Use robust incentive plan governance that is reviewed by internal experts, the Compensation Committee, and by an independent third party as needed.	Grant new awards that accumulate dividend equivalents before the end of the performance period.
Retain an independent compensation consultant selected by the Compensation Committee for executive pay consultation.	Allow hedging or pledging of Company securities by Section 16 Reporting Persons.
Require a double trigger for vesting of equity awards and severance payments upon a change of control.
Have a robust policy to clawback executive compensation in the event of a material restatement of financial statements.
Hold an annual say-on-pay vote to solicit regular feedback from shareholders.
Require stock ownership for executives based on a salary multiple of stock and retention of a portion of shares after vesting.
First Business Financial Services, Inc. 2024 Proxy Statement | 23

Alignment of Pay with Performance
Our executive compensation program supports long-term value creation. Approximately 49% of our CEO’s total direct compensation and 40% of the compensation for the other NEOs is variable and at risk, tied to the achievement of rigorous performance metrics that are aligned to our strategic priorities and important to our shareholders.
A significant percentage of executive compensation opportunities is delivered in the form of performance equity incentives. The executive officers’ grants are delivered in a mix of approximately 60% in Performance Restricted Stock Units ("PRSUs") and 40% in Restricted Stock Units ("RSUs"). The Company believes PRSUs incentivize executive officers to drive long-term Company performance, thereby aligning the executive officers’ interests with the long-term interests of shareholders. Within the 2023 compensation program, the PRSUs are measured 50% on Total Shareholder Return ("TSR") and 50% on Return on Average Common Equity ("ROACE") and will cliff-vest after a three-year measurement period based on the Company’s performance relative to a custom peer group.
The Bonus Plan for fiscal 2023 paid out at 113% of target. The payout reflects our strong performance across the key performance metrics (top line revenue, ROAA, efficiency ratio) which drive shareholder value and the Company’s business strategy.
The Director and Named Executive Officer Stock Ownership Guidelines ("Guidelines") fosters alignment with shareholder interests. Beginning in January 2023, we introduced a new provision in the Guidelines that requires NEOs to hold 50% or more of any vested shares (which may be reduced due to net-settlement for tax withholding) issued under the Company's equity plan for 12 months after issuance or until the end of employment, whichever is earlier. The new requirement is in addition to the requirement for the NEOs to retain 100% of their vested shares (which may be reduced due to net-settlement for tax withholding) until they meet the applicable share guidelines.
We adjusted our dividend equivalents policy to align with compensation governance best practice. Dividend equivalents with respect to RSU grants made after January 2023 will only be paid if the underlying RSUs vest and will be paid at the time of vesting.

2023 Say-on-Pay Vote Results
At the Company’s 2023 annual meeting, 94% of voting shareholders approved the non-binding advisory proposal on the compensation of the NEOs, (commonly referred to as a "say-on-pay" vote), indicating strong shareholder support of our programs.
The Board and the Compensation Committee pay careful attention to communications received from shareholders regarding executive compensation, including the non-binding advisory vote. The Company considers the result of the advisory vote on executive compensation annually as one indicator of the overall soundness of the Board’s and Compensation Committee’s compensation decisions.

First Business Financial Services, Inc. 2024 Proxy Statement | 24

Executive Compensation Program Overview
2023 Target Compensation at a Glance
Consistent with the Company's Compensation Philosophy, located on the Company's website at: https://ir.firstbusiness.bank/corporate-overview/corporate-governance/default.aspx, and guiding principles for determining overall executive compensation, the Compensation Committee does not target any particular percentile at which to align compensation. However, the Compensation Committee will use the peer group median as a reference point when making pay decisions. Although the median is used as a reference point, actual levels of pay depend on a variety of factors such as the overall professional experience and background of the NEO, the performance of the executive, the performance of the Company as compared to its key financial objectives over the prior fiscal year, as well as information provided by the compensation consultant.
The Company’s compensation program utilizes a compensation mix of fixed and variable pay and includes base salary, annual cash bonuses and long-term equity awards; this mix provides a variety of time horizons to balance near-term and long-term strategic goals.

Role of the Compensation Committee
The primary purpose of the Compensation Committee is to oversee the discharge of the responsibilities of the Board relating to compensation of the company’s executive officers. In establishing NEO compensation, the Compensation Committee measures the Company’s performance compared to management’s and the Board’s goals and objectives, and also compares Company performance to that of the Company’s peer group of financial institutions. The Compensation Committee believes that using the Company’s performance as a factor in determining an NEO’s compensation is effective in helping to align the NEO’s interests with those of the Company’s shareholders. With that in mind, the Compensation Committee focuses on key financial performance criteria such as revenue growth goals, operating profitability goals and goals related to strategic objectives, as determined by the Board. As part of the evaluation and review of these criteria, the Compensation Committee and Board will also take into account various subjective issues, such as the Company CEO's progress in furthering executive leadership development and succession planning, general economic conditions and their impact on performance, and how they may affect the Company’s performance.
The Compensation Committee reviews the performance of the Company's CEO and determines and recommends to the Board for approval the salary, bonus and other compensation paid to him. The Compensation Committee relies upon the CEO’s assessment of each NEO’s individual performance other than his own, which considers the NEO’s efforts in achieving their individual goals each year, managing and developing employees and the enhancement of long-term relationships with clients, if applicable to their position.
First Business Financial Services, Inc. 2024 Proxy Statement | 25

Role of Independent Compensation Consultant
For 2023, the Compensation Committee engaged McLagan, which is part of the Human Capital Solutions practice at Aon plc, ("McLagan"), as its outside independent compensation consultant. The Compensation Committee’s consultant regularly attends Compensation Committee meetings and attends executive sessions as requested by the Compensation Committee Chair.
In 2023, McLagan conducted several projects for the Compensation Committee and Company including:
•performed an audit of the Company's incentive compensation risk review and incentive plan governance,
•reviewed the Company's Annual Bonus Plan plan design and payout trends,
•certified the results of the PRSUs corresponding to the performance period ending December 31, 2022, for the Compensation Committee's approval,
•modeled equity plan share size options and reviewed equity plan designs,
•recommended a peer group to determine relative performance for the 2023 annual PRSU grant for the Compensation Committee's consideration and approval, and
•reviewed the Compensation Discussion and Analysis included in the proxy statement.
Peer Group Companies and Analysis
The Compensation Committee reviews compensation levels and design at peer companies as part of its decision-making process in order to understand how the Company's practices align with those of similarly-situated organizations. The Compensation Committee generally strives to establish compensation for its executive officers that is competitive with that of our peer companies, while also taking into consideration other factors such as additional competitive market data, the scope of particular job responsibilities, individual performance of the executive officer, internal pay equity and other factors. The Compensation Committee’s determinations for executive officers are based on its review of such factors. Determinations are also informed by the experiences of the members of the Compensation Committee as well as input from, and peer group data provided by McLagan.
For purposes of peer analysis in assessing performance, the Company utilizes a peer group that includes commercial banks of similar revenue size. Given the ever-changing landscape within the banking industry, the Compensation Committee regularly reviews and recalibrates the group of banks used for this analysis as recommended by McLagan.
In 2022, the Compensation Committee engaged McLagan to assist with developing a peer group of publicly traded banks to be used for executive and director compensation market comparisons. The peer group reflected a reference group of publicly traded bank holding companies with revenue between $65 and $240 million which was approximately one-half to two times the Company’s size, a commercial lending concentration of at least 75%, headquarters in the continental United States (excluding some specific states and large metropolitan areas due to different market and compensation conditions), and similar product offerings. While revenue is of primary interest, a cap on total assets has been added to exclude firms significantly larger than the Company. This updated reference group had median revenue of $113 million at the time of the analysis. The new peer group includes 16 peers from the prior peer group, while six firms were removed due to not meeting the criteria and six new peers were added.
The peer group used for purposes of 2023 compensation decisions is reflected below. The companies included in this peer group are as follows:

American National Bankshares Inc. (AMNB)	Equity Bancshares, Inc. (EQBK)	MidWestOne Financial Group, Inc. (MOFG)
Bankwell Financial Group, Inc. (BWFG)	Farmers & Merchants Bancorp, Inc. (FMAO)	MVB Financial Corp. (MVBF)
Bridgewater Bancshares, Inc. (BWB)	First Bank (FRBA)	Orange County Bancorp, Inc. (OBT)
Business First Bancshares, Inc. (BFST)	First Mid Bancshares, Inc. (FMBH)	SmartFinancial, Inc. (SMBK)
CapStar Financial Holdings, Inc. (CSTR)	Investar Holding Corporation (ISTR)	Timberland Bancorp, Inc. (TSBK)
Citizens Community Bancorp, Inc. (CZWI)	Macatawa Bank Corporation (MCBC)	West Bancorporation, Inc. (WTBA)
Citizens Financial Services, Inc. (CZFS)	Mercantile Bank Corporation (MBWM)
Coastal Financial Corporation (CCB)	Mid Penn Bancorp, Inc. (MPB)
First Business Financial Services, Inc. 2024 Proxy Statement | 26

Compensation Program Components
The Compensation Committee strives to provide an appropriate mix of compensation components, including finding a balance between current and long-term compensation and between cash and equity incentive compensation. Cash payments primarily are aligned with and reward more recent performance, while equity awards encourage the Company’s executives to continue to deliver results over a longer period of time and also serve as a retention tool.
Compensation for the NEOs was allocated between base salary, annual incentive compensation and longer-term awards as described below.
Base Salary
The Compensation Committee generally reviews the base salaries of the NEOs on an annual basis and also makes periodic adjustments in connection with promotions, market conditions or changes in position. The salaries for 2023, determined by the Compensation Committee at the end of 2022 as described in our 2023 Proxy Statement filed on March 6, 2023, are set forth in the Summary Compensation Table on page 34. For each fiscal year, the Compensation Committee considers the various factors discussed above in making these decisions.

Name	Position	2023 Base Salary	2024 Base Salary
Corey A. Chambas	Chief Executive Officer	$610,000	$640,000
Edward G. Sloane, Jr.	Retired Chief Financial Officer	$76,154(1)	—
Brian D. Spielmann	Chief Financial Officer	$268,750(2)	$300,000
David R. Seiler	President & Chief Operating Officer	$375,000	$392,813
Mark J. Meloy	Executive Vice President	$276,000	$284,280
Bradley A. Quade	Chief Credit Officer	$276,000	$300,000
(1) Mr. Sloane was provided a lump-sum payment on January 15, 2023, of $4,000 in lieu of a base salary increase due to his retirement on April 1, 2023.
(2) Mr. Spielmann received a market adjustment on April 1, 2023 when he assumed the role of Chief Financial Officer, and his salary was increased to $275,000 at that time.
Annual Bonus Plan
The Compensation Committee typically determines eligibility for annual bonus payments using the parameters defined in the Company’s Bonus Plan, which is a performance-based bonus plan for eligible officers and employees of the Company, including the NEOs. The plan is formulaic and has clear disclosure of the business drivers. As established, the Compensation Committee retains the right to apply discretion to modify the Bonus Plan or withhold payment at any time.
In 2023, the NEOs participating in the Bonus Plan earned cash bonuses based on the performance of the Company’s pre-established performance measures that included a combination of equally weighted revenue growth goals, operating profitability goals and goals related to strategic objectives, as established and measured by the Compensation Committee and the Board.
Each year, the Compensation Committee approves threshold, target and superior levels for each of the measures used in the Bonus Plan, given the expectations and strategies for each particular year.
Bonus payments under the Bonus Plan are determined by the formulas described below. In addition, the Bonus Plan has a safeguard of requiring that the Company must meet one-half of the return on asset threshold before any bonus payment can be made based on performance on any criteria.

First Business Financial Services, Inc. 2024 Proxy Statement | 27

The following chart outlines the Company's performance measures that were used in the NEOs’ bonus calculations. The bonus calculations for all NEOs were based 100% on the performance of the Company. Each performance measure is determined by straight-line interpolation for actual performance falling between threshold and target or target and superior levels. If achievement with respect to a particular performance measure does not reach threshold level, then no portion of the bonus will be awarded with respect to such performance measure.

Measure	Weighting	Threshold	Target	Superior	Actual	Payout % of Target
Top Line Revenue(1)	33.33%	$133,700,000	$139,700,000	$145,700,000	$143,895,551	170.00%
Efficiency Ratio(2)	33.33%	63.35%	61.35%	59.35%	60.99%	118.00%
Return on Average Assets(3)	33.33%	1.10%	1.20%	1.30%	1.13%	50.00%
Total Achievement Level						113.00%
(1) Top Line Revenue is defined as net interest income ($112.59 million) plus non-interest income ($31.31 million).
(2) Efficiency ratio is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on foreclosed properties, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any.
(3) Return on Average Assets (ROAA) is defined as net income available to common shareholders divided by average assets. Full year 2022 ROAA of 1.46% included non-recurring net recoveries on previously charged-off loans and leases of of $3.8 million. The 2023 Target ROAA of 1.20% compares favorably to the Company's 5-year (2019-2023) strategic plan goal of 1.15%.
The specific performance metrics established with respect to the Company’s 2023 performance include the following non-GAAP financial measures, which the Company believes are relevant measures to align employees’ performance with profitability, growth and achievement of the Company’s strategic objectives:
•Top line revenue is a key measure of growth and income diversification.
•The efficiency ratio measures operating expenses in relation to top line revenue and is an industry standard measure of operating efficiency.
The bonus formula provides for bonus payments of 0% to 95% of eligible salary based on differing percentages of eligible salary and differing payout ranges for each NEO. The target annual incentive opportunities for each position did not change in 2023.
After the end of fiscal 2023, the Compensation Committee determined the extent to which the performance goals were achieved and subsequently approved the award to each NEO for payment in 2024.

Name	Targeted Payout As % Of Base Salary	Maximum Payout As % Of Base Salary	Actual Payout As % Of Base Salary	Bonus Payout
				(S)
Corey A. Chambas	45.00%	95.00%	50.98%	$310,969
Edward G. Sloane, Jr.	35.00%	75.00%	—	—
Brian D. Spielmann	35.00%	75.00%	40.53%	$108,919
David R. Seiler	40.00%	80.00%	44.29%	$166,073
Mark J. Meloy	30.00%	60.00%	33.84%	$93,386
Bradley A. Quade	30.00%	60.00%	33.84%	$93,386

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Long-Term Incentive Plan
The Long-Term Incentive Plan ("LTI Plan") was established to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate employees who make or are expected to make important contributions to the Company by providing equity ownership opportunities and equity-based incentives, thereby aligning the interests of such persons with those of the shareholders. The LTI Plan is administered by the Compensation Committee of the Board and provides for the grant of equity ownership opportunities through incentive stock options and non-qualified stock options, restricted stock, restricted stock units, performance restricted stock units and any other type of award permitted by the LTI Plan.
In 2023, the Company issued a mix of PRSUs or RSUs to its executive officers. The PRSUs cliff-vest after the end of a three-year measurement period based on the Company’s TSR and ROACE performance relative to a custom peer group. The PRSUs enhance the alignment between Company performance and executive officer pay and strengthen long-term shareholder alignment by linking the ultimate payout to pre-established relative goals based on a formula. The RSUs vest ratably over a three-year period and serve as a strong retention tool for the Company’s executive officers. The executive officers' grants are weighted approximately 60% in PRSUs and 40% in RSUs. The Company’s executive officers are eligible to receive dividend equivalents with respect to PRSU and RSU grants made after January 2023 which will only be paid if the underlying PRSUs and RSUs vest and will be paid at the time of vesting.

2023 PRSU Program Features
Vehicle Value of units is measured on a relative basis over the performance period; PSRUs are settled in shares at vesting.
Performance Period Awards made in 2023 have a three-year performance measurement period of 2023-2025 and will cliff vest at the end of the measurement period.
Performance Measures Relative Total Shareholder Return (50% weighting) and Relative Return on Average Common Equity (50%).
Payout
Payout under the program is calculated at the end of the three-year performance period and is based on the relative performance for each measure against the custom peer group. Payout at the 25th percentile of the peer group will result in an award of 50% of the target value, payout at the 50th percentile of the peer group will result in an award of 100% of the target value, and payout at the 75th percentile or above of the peer group will result in an award of 200% of the target value. Achievement of each performance measure is determined by straight-line interpolation for actual performance falling between threshold and target or target and maximum levels. If achievement with respect to a particular performance measure does not reach threshold level, then no portion of the award will vest with respect to such performance goal.

Peer Group Performance
A peer group is established for each grant to measure relative performance. The peer groups consist of publicly traded banks, headquartered in the U.S., with assets between $1.5 billion and $5.5 billion. For the 2023 grant, the peer group is comprised of approximately 124 banks and the peer group will remain static for each grant throughout the measurement period.

Shares certified as earned by the Compensation Committee at the end of the performance period will be distributed in the calendar year following the end of the performance period. NEOs are required to hold at least 50% of any vested shares (which may be reduced due to net-settlement for tax withholding) issued under the Company's equity plan for 12 months after issuance or until the end of employment, whichever is earlier. Additionally, NEOs are required to retain 100% of their vested shares (which may be reduced due to net-settlement for tax withholding) until they meet the applicable ownership guidelines.
The targeted amount of the long-term incentive awarded for each of the NEOs is determined utilizing market data for similar positions within the industry as well as relative roles and responsibilities within the Company. The targeted value of the grant is determined as a percentage of their base salary and ranges from 30% to 50%. The following chart summarizes the equity awards made to each of the NEOs in 2023.
First Business Financial Services, Inc. 2024 Proxy Statement | 29

Name	Long-Term Incentives (% Of Base Salary)	Total Long-Term Incentives ($)	PRSU # Granted At Target	PRSU Grant Date Fair Value	RSU # Granted	RSU Grant Date Fair Value
Corey A. Chambas	50.00%	$336,580	5,185	$210,567	3,460	$126,013
Edward G. Sloane, Jr.	35.00%	$0	0	$0	0	$0
Brian D. Spielmann	35.00%	$97,009	1,595	$64,777	885	$32,232
David R. Seiler	35.00%	$145,497	2,390	$97,058	1,330	$48,439
Mark J. Meloy	30.00%	$91,327	1,370	$55,636	980	$35,692
Bradley A. Quade	30.00%	$91,327	1,370	$55,636	980	$35,692
These equity awards are also listed in the Grant of Plan Based Awards on page 35 and the Outstanding Equity Awards at Fiscal Year End table on page 36.
2020-2022 LTI Plan Performance Results
For the PRSU grant made in 2020 with a three-year performance period ending December 31, 2022, the Compensation Committee determined that the performance goals were achieved at the following levels against relative performance of a custom peer group consisting of over 100 U.S.-based publicly listed banks with $1 billion to $4 billion in total assets. Shares were certified and approved on April 17, 2023. Final LTI Plan performance approved by the Compensation Committee is displayed below.

Percentile
LTI Measure	Weight	Threshold	Target	Superior	Performance Results
Relative TSR	50%	25th	50th	75th	94th
Relative ROAE	50%	25th	50th	75th	82nd
Performance Payout					200% of Target
Shares Earned Under the PRSU Award for the 2020-2022 Performance Period
Due to the Company's superior performance on both TSR and ROAE relative to the custom peer group, the NEOs earned 200% of the targeted amount and the number of shares earned under the PRSU awards below were delivered to the NEOs on April 17, 2023.

Named Executive Officer	Position	Shares Earned For The 2020-2022 Performance Period
Corey A. Chambas	Chief Executive Officer	11,400
Edward G. Sloane, Jr.	Chief Financial Officer	4,910
Brian D. Spielmann	Chief Financial Officer	0
David R. Seiler	President & Chief Operating Officer	5,280
Mark J. Meloy	Executive Vice President	3,180
Bradley A. Quade	Chief Credit Officer	3,260
The PRSUs the Company granted to its executive officers in 2021 for the performance measurement period of 2021-2023 will be paid out in April 2024. As of the date of this proxy statement, the number of shares earned under that award is unknown due to the unavailability of final Relative ROAE information. The Company intends to file a Current Report on Form 8-K disclosing the number of shares earned by the NEOs under the 2021 PRSU award once the information becomes available.
All Other Compensation and Perquisites. While the Compensation Committee reviews and monitors the level of other compensation offered to the NEOs, it typically does not adjust the level of benefits offered on an annual basis. The Compensation Committee does consider the benefits and perquisites offered to the NEOs in its evaluation of the total compensation received by each. It is the Compensation Committee's belief that perquisites for NEOs should be very limited in scope and value and reflective of similar perquisites from competitive employers both in the industry and the region. Due to this philosophy, the Company has
First Business Financial Services, Inc. 2024 Proxy Statement | 30

generally provided nominal benefits to NEOs that are not available to other employees and plans to continue this approach in the future. The benefits offered in 2023 to the NEOs will continue for 2024. The perquisites received by the NEOs in 2023 are reported in the Summary Compensation Table on page 34.
Named Executive Officer Stock Ownership Guidelines
The Board has established the Guidelines as another means by which to align their decisions with creating shareholder value. The Guidelines are based on a multiple of base salary for the CEO and NEOs as follows:

Position	Baseline	Minimum Ownership As A Multiple Of The Baseline
CEO	Base Salary	3x
NEOs	Base Salary	1x
NEOs are allowed five years from the later of the adoption of the Guidelines or their appointment to accumulate the minimum number of shares to satisfy these Guidelines. Once an NEO meets the applicable ownership guidelines, they must hold 50% or more of any vested shares (which may be reduced due to net-settlement for tax withholding) issued under the Company's equity plan for 12 months after issuance or until the end of employment, whichever is earlier. All NEOs who are subject to these Guidelines are currently in compliance.
Clawback Policies
The Company’s 2019 Clawback Policy applies to all current and former executive officers. In the event of a material restatement of the Company’s financial results, other than a restatement due to changes in accounting principles or applicable law or interpretations thereof, the Board will review the facts and circumstances that led to the requirement for the restatement and will take such actions, including clawback, as it deems necessary or appropriate. The Board will consider whether any executive officer received incentive compensation based on the original financial statements because it appeared they achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted improper conduct. The 2019 Clawback Policy also includes clawback provisions for incentive compensation in the event of improper conduct by the executive officer.
In 2023, the Company adopted the Executive Officer Compensation Recovery Policy (the "Recovery Policy"), which adheres to the listing standards of Nasdaq and the rules of the SEC. Under the Recovery Policy, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, the Company will recover the amount of any applicable incentive-based compensation received by an executive covered by the Recovery Policy during the applicable recovery period (generally the prior three completed fiscal years) that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements. In adopting the Recovery Policy, the Company did not supersede the 2019 Clawback Policy, but instead preserved any rights it still has related to use the 2019 Clawback Policy that are in addition to those it has under the newer Recovery Policy.

No-Hedging and No-Pledging Provisions
The Company's Insider Trading Policy includes provisions that prohibit all Section 16 Reporting Persons from hedging Company stock, from holding Company stock in a margin account and from pledging Company stock as collateral for a loan. All Section 16 Reporting Persons are currently in compliance with these provisions.

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Assessment of Compensation Risk
As a publicly traded financial institution, the Company must comply with several often overlapping layers of regulations when considering and implementing compensation-related decisions. These regulations do not set specific parameters within which compensation decisions must be made, but do require the Company and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance.
The Compensation Committee believes that a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals has always been a component of its overall assessment of the compensation plans, programs and arrangements it has established for the NEOs.
In addition to our cultural competencies, the Company engages in the following practices to ensure its executive compensation program is aligned with shareholders’ interests and protects the Company against excessive risk taking:
•Variable compensation based on a variety of performance goals,
•Board discretion to lower incentive award amounts,
•Balanced mix of short-term and long-term incentives with emphasis on performance,
•Stock ownership guidelines,
•No-hedging and no-pledging provisions, and
•Clawback provisions.
In 2023, the Compensation Committee engaged McLagan to perform an audit of the Company's incentive compensation risk review and incentive plan governance to determine whether any aspect of the plans or programs encourages excessive or unnecessary risk that would adversely affect the long-term value or performance of the Company. Based on the risk review performed by McLagan, the risk assessment process and the practices listed above, the Compensation Committee concluded that the compensation plans and programs, considered individually and as a whole, do not encourage excessive risk-taking by NEOs or other employees.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Submitted by the members of the Compensation Committee:
Mark D. Bugher, Compensation Committee Chair
Laurie S. Benson
Carla C. Chavarria
Carol P. Sanders
Compensation Committee Interlocks and Insider Participation
There are no Compensation Committee interlocking relationships as defined by the rules adopted by the SEC and no officer, former officer or employee of the Company is a member of the Compensation Committee.

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EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation of the NEOs for the years ended December 31, 2023, 2022, and 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (S)(3)	All Other Compensation ($)(4)	Total ($)
Corey A. Chambas	2023	$610,000	$0	$336,580	$310,969	$691,210	$29,990	$1,978,750
Chief Executive Officer	2022	$560,000	$0	$336,093	$505,658	$399,848	$34,030	$1,835,629
	2021	$510,000	$0	$311,904	$378,387	$400,697	$28,675	$1,629,663
Edward G. Sloane, Jr.	2023	$76,154	$0	$0	$0	—	$65,137	$141,291
Retired Chief Financial Officer	2022	$300,000	$0	$127,391	$213,710	—	$26,871	$667,972
	2021	$286,814	$0	$123,981	$167,370	—	$23,693	$601,858
Brian D. Spielmann	2023	$268,750	$0	$97,009	$108,919	—	$24,222	$498,900
Chief Financial Officer	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
David R. Seiler	2023	$375,000	$0	$145,497	$166,073	—	$42,766	$729,335
President & Chief Operating Officer	2022	$334,459	$0	$140,341	$254,980	—	$44,015	$773,798
	2021	$313,448	$0	$135,444	$182,912	—	$38,244	$670,048
Mark J. Meloy	2023	$276,000	$0	$91,327	$93,386	—	$41,443	$502,156
Executive Vice President	2022	$255,000	$0	$91,432	$145,803	—	$43,519	$535,755
	2021	$239,155	$0	$87,347	$113,637	—	$46,329	$486,468
Bradley A. Quade	2023	$276,000	$0	$91,327	$93,386	—	$45,797	$506,510
Chief Credit Officer	2022	$259,560	$0	$93,196	$148,410	—	$41,351	$542,917
	2021	$247,200	$0	$90,329	$117,460	—	$35,941	$490,930
(1) Includes the value of RSAs, RSUs, and PRSUs awarded for 2021, 2022 and 2023. Amounts are the grant date fair value in accordance with applicable accounting guidance (i.e. target for PRSUs awarded in 2023). If the 2023 PRSUs vest at the maximum level at the end of the performance period, the total grant date fair value for each NEO is as follows: Chambas $304,968; Spielmann $93,804; Seiler $140,580; Meloy $80,583; and Quade $80,583.
(2) The amounts reported in the "Non-equity incentive plan compensation" column were earned under the Annual Bonus Plan in the calendar year reported. The Board defined specific threshold, target, and superior award opportunities as a percentage of salary for each NEO. The specific percentages were based on the individual NEO’s position and competitive market data for similar positions. The 2023 awards were contingent primarily on performance relative to goals as described on pages 27 through 30. The performance criteria were equally weighted and reflect the Company’s strategic objectives.
(3) These amounts reflect the aggregate change in the actuarial present value of Mr. Chambas' normal retirement benefit set forth in his employment agreement.
(4) The amounts for 2023 set forth in the "All other compensation" column include a 3.0% 401(k) plan matching contribution, an auto use/reimbursement payment, a 4.34% discretionary 401(k) profit sharing contribution, and a club membership. The amount for Mr. Sloane also includes $56,250 paid under his post-retirement consulting agreement.

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All Other Compensation

Name	401(k)	Auto Use/Reimbursement	Profit Sharing	Country Club Membership	Total
Corey A. Chambas	$9,900	$5,768	$14,322	—	$29,990
Edward G. Sloane, Jr.	$8,887	—	—	—	$8,887
Brian D. Spielmann	$9,900	—	$14,322	—	$24,222
David R. Seiler	$9,900	$4,200	$14,322	$14,344	$42,766
Mark J. Meloy	$9,900	$4,200	$14,322	$13,021	$41,443
Bradley A. Quade	$9,900	—	$14,322	$21,575	$45,797
Grant of Plan-Based Awards
The following table shows grants of plan-based awards made in 2023. Equity and non-equity grants are awarded as part of the annual compensation process and as part of employment offers for new hires.

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards (PRSUs)(2)			All other stock awards: Number of shares of stock or units (RSUs)(3) (#)	Grant date fair value of stock and option awards
		Threshold ($)	Target	Maximum ($)	Threshold ($)	Target	Maximum ($)
Corey A. Chambas	2/16/2023	—	—	—	2,593	5,185	10,370	—	$210,567
	2/16/2023	—	—	—	—	—	—	3,460	$126,013
	1/27/2023	$61,000	$274,500	$579,500	—	—	—	—	—
Brian D. Spielmann	2/16/2023	—	—	—	798	1,595	3,190	—	$64,777
	2/16/2023	—	—	—	—	—	—	885	$32,232
	1/27/2023	$26,875	$94,063	$201,563	—	—	—	—	—
David R. Seiler	2/16/2023	—	—	—	1,195	2,390	4,780	—	$97,058
	2/16/2023	—	—	—	—	—	—	1330	$48,439
	1/27/2023	$37,500	$150,000	$300,000	—	—	—	—	—
Mark J. Meloy	2/16/2023	—	—	—	685	1,370	2,740	—	$55,636
	2/16/2023	—	—	—	—	—	—	980	$35,692
	1/27/2023	$27,600	$82,800	$165,600	—	—	—	—	—
Bradley A. Quade	2/16/2023	—	—	—	685	1,370	2,740	—	$55,636
	2/16/2023	—	—	—	—	—	—	980	$35,692
	1/27/2023	$27,600	$82,800	$165,600	—	—	—	—	—
(1)These amounts illustrate the threshold, target, and maximum annual cash bonus awards established under the Annual Bonus Plan.
(2)The ultimate number of PRSUs that will vest will be determined by the Company’s performance over the three-year measurement period ending on December 31, 2026. See section titled "Long-Term Incentive Plan" beginning on page 29 for additional details on the awards granted to NEOs.
(3)The RSUs vest ratably over a three-year period. See section titled "Long-Term Incentive Plan" beginning on page 29 for additional details on the awards granted to NEOs.
2019 Equity Incentive Plan. The First Business Financial Services, Inc. 2019 Equity Incentive Plan, as amended from time to time, (the "2019 Plan") is intended to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company, its subsidiaries or affiliates. The Compensation Committee believes that equity awards serve to align the NEOs’ interests with shareholders. Under the 2019 Plan, the Company may issue a wide variety of forms of equity incentives, as deemed appropriate by the Compensation Committee. The Compensation Committee typically grants equity awards to each NEO on an annual basis as part of the overall
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performance appraisal process. The Compensation Committee grants equity awards to encourage the NEOs to stay with, and maximize the performance of, the Company over the long-term and to discourage excessive focus on short-term metrics at the expense of the long-term health of the organization.
Additional information regarding the types of awards granted under the 2019 Plan, vesting terms, and dividend equivalents is discussed in the Long-Term Incentive Plan and Potential Payments Upon Termination or Change in Control sections.
Annual Bonus Plan. The Annual Bonus Plan provides opportunities for bonus payments based on the Company’s performance as measured by revenue growth goals, operating profitability goals and goals relating to strategic objectives as further described on page 27.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information on outstanding stock awards held by the NEOs at December 31, 2023.

STOCK AWARDS
Name	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Corey A. Chambas	2/16/2023	3,460(2)	$138,746	10,370(8)	$415,837
	2/16/2022	2,285(3)	$91,629	10,240(9)	$410,624
	2/16/2021	1,700(4)	$68,170	15,010(10)	$601,901
Edward G. Sloane, Jr.	2/16/2022	767(3)	$30,757	1,713(9)	$68,671
	2/16/2021	599(4)	$24,020	4,748(10)	$190,375
Brian D Spielmann	2/16/2023	885(2)	$35,489	3,190(8)	$127,919
	2/16/2022	480(5)	$19,248	—	—
	2/16/2021	428(6)	$17,163	—	—
	2/16/2020	165(7)	$6,617	—	—
David R. Seiler	2/16/2023	1,330(2)	$53,333	4,780(8)	$191,678
	2/16/2022	845(3)	$33,885	4,530(9)	$181,653
	2/16/2021	653(4)	$26,185	6,920(10)	$277,492
Mark J. Meloy	2/16/2023	980(2)	$39,298	2,740(8)	$109,874
	2/16/2022	650(3)	$26,065	2,720(9)	$109,072
	2/16/2021	499(4)	$20,010	4,100(10)	$164,410
Bradley A. Quade	2/16/2023	980(2)	$39,298	2,740(8)	$109,874
	2/16/2022	664(3)	$26,626	2,770(9)	$111,077
	2/16/2021	516(4)	$20,692	4,240(10)	$170,024
(1)Value is based on $40.10 which was the closing price per share on December 31, 2023.
(2)Award vests ratably over 3 years with future vesting dates of February 16, 2024, 2025 and 2026.
(3)Award vests ratably over 3 years with future vesting dates of February 16, 2024 and 2025.
(4)Award vests ratably over 3 years with future vesting date of February 16, 2024.
(5)Award vests equally over 4 years with future vesting dates of February 16, 2024, 2025 and 2026.
(6)Award vests equally over 4 years with future vesting dates of February 16, 2024 and 2025.
(7)Award vests equally over 4 years with future vesting date of February 16, 2024.
(8)PRSUs, reported at maximum performance, are earned following the performance period ending December 31, 2025. Performance results will be certified and resulting payout of Shares will be made in the following calendar year (2026).
(9)PRSUs, reported at maximum performance, are earned following the performance period ending December 31, 2024. Performance results will be certified and resulting payout of Shares will be made in the following calendar year (2025).
(10)PRSUs, reported at maximum performance, are earned following the performance period ending December 31, 2023. Performance results will be certified and resulting payout of Shares will be made in the following calendar year (2024). As of the date of this Proxy Statement, the actual number of shares was unknown.

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Option Exercises and Stock Vested in 2023
The following table sets forth information concerning the vesting of stock awards in 2023 by the NEOs.

STOCK AWARDS
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Corey A. Chambas	4,042(1)	$147,210
	11,400(2)	$332,082
Edward G. Sloane, Jr.	1,414(1)	$51,498
	4,910(2)	$143,028
Brian D. Spielmann	724(1)	$26,368
	— (3)	— (3)
David R. Seiler	1,539(1)	$56,050
	5,280(2)	$153,806
Mark J. Meloy	1,182(1)	$43,048
	3,180(2)	$92,633
Bradley A. Quade	1,215(1)	$44,250
	3,260(2)	$94,964
(1)Includes the vesting of RSAs.
(2)Includes the vesting of PRSUs.
(3)Mr. Spielmann did not receive a 2020 PRSU grant because he was not an executive officer at the time of the grant.
Pension Benefits
Mr. Chambas is the only NEO entitled to a defined pension benefit, which is payable pursuant to Mr. Chambas’ Second Amended and Restated Agreement. Under his agreement, Mr. Chambas is eligible to receive an "Early Retirement Benefit" (as defined in the section below titled "Corey A. Chambas Employment Agreement") as long as he provides one year’s written notice of his early retirement, and he may become eligible to receive the "Normal Retirement Benefit" (as defined in the section below titled "Corey A. Chambas Employment Agreement") if Mr. Chambas provides services to the Company and/or FBB until the age of 65. A description of the Early Retirement Benefit and Normal Retirement Benefit (including details of the calculation thereof) can be found in the section below titled "Corey A. Chambas Employment Agreement."
Pension Benefit Table for 2023

Name	Plan Name	Number of years credited service (#)	Present value of accumulated benefit ($)(1)	Payments during last fiscal year ($)
Corey A. Chambas	The Second Amended and Restated Agreement	30	$4,924,533	$0
(1)Represents the present value of the accumulated benefit as of December 31, 2023. Monthly charges are made to accrue for the post-retirement benefit obligation in a systematic and orderly way using an appropriate discount rate, such that the accrued liability balance at the participant’s retirement date will be equal to the then present value of the benefits promised under the agreement. For 2023, the Company assumed: that Mr. Chambas would begin payments for his full non-reduced retirement benefit after attaining age sixty-five (65); payment of the retirement benefit annually for ten (10) years; and a six percent (6.0%) discount rate. The projected accumulated benefit as of December 31, 2023, was calculated in accordance with the methodology set forth in the section below titled "Corey A. Chambas Employment Agreement" using data as of December 31, 2023.
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Company has entered into an employment agreement with Mr. Chambas providing for various payments and benefits in the event of a change in control and certain terminations of employment. The remainder of our NEOs have entered into change in control agreements with the Company providing for various payments and other benefits in the event of certain terminations of employment following a change in control. Additionally, all the NEOs have received equity grants pursuant to the 2019 Plan that contain vesting provisions that are triggered upon a change of control of the Company and/or certain terminations of employment. The below describes and illustrates those various arrangements and the effect of a termination of employment and/or change in control upon amounts payable under those arrangements.
Corey A. Chambas Employment Agreement
Mr. Chambas is party to an employment agreement pursuant to which he serves as the CEO of the Company. His employment agreement was last amended and restated as of February 3, 2023 ("Agreement"). Following a termination of his employment, the Agreement provides Mr. Chambas with severance or retirement benefits, as determined based on the facts and circumstances surrounding his termination, as described below.
Normal Retirement Benefit. Upon a termination of employment, other than a termination by the Company and/or FBB for cause, on or after the date Mr. Chambas attains the age of 65, the Company and/or FBB will be obligated to pay Mr. Chambas the normal retirement benefit annually for ten years. The amount of the normal retirement benefit is equal to the greater of the "Normal Retirement Benefit" (as defined below) as calculated for the year of retirement and each of the immediately preceding three years (all years, a "calculation year"). The "Normal Retirement Benefit" means the amount for each calculation year equal to 60% of the aggregate of: (i) Mr. Chambas’ then-current annual base salary for the calculation year plus, (ii) the greater of (x) his target bonus for the calculation year, (y) the average of his actual bonuses for the two years preceding the calculation year, or (z) the average of his actual bonuses for the three years preceding the calculation year. Because he is not yet 65 years old, Mr. Chambas is not yet eligible to receive the Normal Retirement Benefit.
Early Retirement Benefit. The Agreement also provides for an "Early Retirement Benefit" (as defined below) upon Mr. Chambas’ retirement prior to age 65. In order to elect the Early Retirement Benefit, Mr. Chambas must provide the Company and/or FBB with at least one year’s prior written notice of his early retirement. Following his early retirement date, the Company and/or FBB will be obligated to pay Mr. Chambas an Early Retirement Benefit annually for ten years. The amount of the Early Retirement Benefit is equal to the Normal Retirement Benefit multiplied by a fraction, the numerator of which is the number of consecutive years Mr. Chambas has been employed with the Company and/or FBB as of his early retirement and the denominator of which is 34. As of December 31, 2023, Mr. Chambas had been employed with the Company and/or FBB for 30 consecutive years.
Involuntary Termination Benefit. Because Mr. Chambas is now eligible for the Early Retirement Benefit, if his employment is terminated by the Company other than for cause before he becomes eligible for the Normal Retirement Benefit and at any time prior to a change in control or more than two years after a change in control then he will be entitled to the Early Retirement Benefit in lieu of any severance. The benefit will be paid to Mr. Chambas annually for ten years following his termination of employment.
Change in Control Benefit. Mr. Chambas is entitled to a change in control benefit if, within two years after a change in control of the Company and/or FBB, one of the following occurs:
•The Company and/or FBB terminate Mr. Chambas’ employment without cause; or
•Mr. Chambas terminates his employment for "good reason" which means:
◦Mr. Chambas terminates his employment within 90 days after being required to relocate his primary office location to a new location that is more than 30 miles from his current primary office location; or
◦Mr. Chambas terminates his employment within 90 days after his position, compensation, or the budget over which he has control are materially diminished, he is required to report to anyone other than the Company’s Board or the Company and/or FBB materially breaches his Agreement.

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The amount of the benefit payable to Mr. Chambas will be equal to the Early Retirement Benefit or Normal Retirement Benefit that would otherwise be due if Mr. Chambas had elected to retire as of the date of his termination. The change in control benefit is further subject to a provision that is intended to ensure that no payments to Mr. Chambas will be nondeductible to the Company and/or FBB pursuant to Section 280G of the Internal Revenue Code.
Death and Disability Benefits. The Agreement also provides for death and disability benefits. In the event Mr. Chambas dies or becomes disabled while employed by the Company and/or FBB, the Company and/or FBB will pay to Mr. Chambas or his beneficiary or estate a benefit annually for ten years. The amount of the death and disability benefit is equal to the Early Retirement Benefit or the Normal Retirement Benefit Mr. Chambas would have received, had he retired the day before his death or disability.
Restrictive Covenants. Under the Agreement, Mr. Chambas is prohibited from competing with the Company and/or FBB or any of its affiliates and from soliciting their employees for a period of two years after the termination of his employment. In determining whether payments due in connection with a change in control are parachute payments, the Company and/or FBB may assign a value to these restrictive covenants and such value could be excluded from the amounts that are deemed to be parachute payments subject to Internal Revenue Code Section 280G.
Consulting Services. The Agreement also provides that, if Mr. Chambas’ termination of employment results from anything other than his death, disability, or a termination by the Company for cause, he will provide consulting services to the Company and/or FBB. In any case where Mr. Chambas is receiving either the Early Retirement Benefit or the Normal Retirement Benefit, he will be obligated to provide consulting services for the duration of the payment period for such benefits. In all other cases, Mr. Chambas will be required to provide the consulting services for a period of two years following his termination of employment. Mr. Chambas will receive $5,000 per year for performing the consulting services.
Change in Control Agreements (All NEOs other than Mr. Chambas)
As is more fully described below, all the NEOs except for Mr. Chambas, are subject to change in control agreements with the Company which are described below. For purposes of this section only, NEOs refers to all of the NEOs except for Mr. Chambas. These change in control agreements were in effect on December 31, 2023, and provide for payments and benefits to a terminating NEO following a change in control of the Company. Benefits under the change in control agreement are triggered by a change in control of the Company and requires the Company to make payment of severance benefits to an NEO if, within 12 calendar months of a change in control of the Company, the NEO’s employment is terminated by the Company without cause or the NEO resigns due to a mandatory relocation in excess of 100 miles from the NEO's principal job location or a material reduction in the NEO's base salary, authorities, duties or responsibilities ("good reason").
If the NEO becomes entitled to severance benefits, the Company is obligated to pay to and provide them with:
•if the NEO is employed for the entire calendar year, the amount payable under the Bonus Plan then in effect that had not been paid to the NEO prior to their termination;
•a severance payment equal to:
◦any amount payable to the NEO under the Bonus Plan then in effect;
◦a cash amount equal to two times the NEO’s annual base salary payable in four installments over the two years following termination;
◦a cash amount equal to the greater of (a) the NEO’s then current target opportunity established under the Bonus Plan; or (b) their target Bonus Plan opportunity in effect prior to the change in control; and
•the continuation of the NEO’s health insurance coverage for 18 months from the effective date of termination.
Additionally, an NEO is prohibited from competing with the Company or any of its affiliates, and from soliciting their employees, for a period of two years after the termination of their employment.
The severance benefits are subject to potential reduction if it is determined that the payments of such benefits would be deemed to be excess parachute payments under Section 280G of the Internal Revenue Code. The amount of the severance benefits will be reduced below the threshold for an excess parachute payment if such a reduction would result in an increase in the aggregate benefits to be provided on an after-tax basis, to the executive.
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RSAs and RSUs
As of December 31, 2023, the NEOs held unvested RSAs and RSUs granted under the 2019 Plan. Upon an NEO’s termination of employment due to death or disability, they will become fully vested in their RSAs or RSUs. Except as noted below for Mr. Chambas, all RSAs or RSUs granted prior to 2023 will become fully vested upon either (i) a change in control if the NEO is still employed at such time or (ii) upon a change of control if the NEO’s employment terminated within the 30-day period prior to the change in control and such termination was not due to a termination for cause or the NEO’s voluntary resignation. For RSAs and RSUs granted in 2022 and after (and for Mr. Chambas’ February 16, 2021, amended RSA grant), such RSAs and RSUs will become fully vested upon the NEO’s termination of employment without cause within the 24-month period following a change in control. Effective as of February 3, 2023, the RSA granted to Mr. Chambas on February 16, 2021, was amended such that the vesting terms applicable to such award will be the same as RSAs and RSUs granted in 2022 and after. For RSUs granted in 2023 and after, upon an NEO's retirement (generally, an NEO who is age 60 with 10 years of service who has provided the CEO or Board at least one year advance notice of their retirement), any unvested RSUs which are granted more than one year prior to such a retirement will continue to vest after such retirement.
RSAs or RSUs are forfeited upon the NEO’s termination of employment for reasons other than those described above.
PRSUs
As of December 31, 2023, the NEOs held unvested PRSUs granted under the 2019 Plan. For PRSU grants prior to 2023, upon an NEO’s termination of employment due to death or disability, they will become fully vested in their PRSUs assuming achievement of target performance. For PRSU grants granted in 2023 and after, grants will vest on a prorated basis as of the date of death or disability. Except as noted below for Mr. Chambas, all PRSUs granted prior to 2022 will become fully vested assuming achievement of target performance upon either (i) a change in control if the NEO is still employed at such time or (ii) upon a change of control if the NEO’s employment terminated within the 30-day period prior to the change in control and such termination was not due to a termination for cause or the NEO’s voluntary resignation. For PRSUs granted in 2022 and after (and for Mr. Chambas’ February 16, 2021, amended PRSU grant), such PRSUs will become fully vested upon the NEO’s termination of employment without cause within the 24-month period following a change in control. Effective as of February 3, 2023, the PRSU award granted to Mr. Chambas on February 16, 2021 was amended such that the vesting terms applicable to such award will be the same as PRSUs granted in 2022 and after. For PRSUs granted in 2023 and after, upon an NEO's retirement (generally, an NEO who is age 60 with 10 years of service who has provided the CEO or Board at least one year advance notice of their retirement), any unvested PRSUs which are granted more than one year prior to such a retirement will continue to vest after such retirement.
PRSUs are forfeited upon the NEO’s termination of employment for reasons other than those described above.
Mr. Sloane's Retiree Benefits
Mr. Sloane retired on March 31, 2023. As previously disclosed, Mr. Sloane held RSU and RSA and PRSU awards which provided for continued vesting in the case of retirement. The estimated value of the awards that continued to vest after Mr. Sloane's retirement is $313,823. Following his retirement, the Company entered into a consulting agreement with Mr. Sloane where he continues to provide limited consulting services and receives $6,250 per month. The amount of fees paid to Mr. Sloane during 2023 are disclosed in the summary compensation table above.
Potential Payments and Benefits
The following tables set forth information concerning potential payments and benefits under the Company’s compensation programs and benefit plans to which the NEOs, whose benefits are described above, could be entitled upon the NEO’s termination of employment or a change in control of the Company. The tables assume a change in control and termination date (to the extent applicable) of December 31, 2023, and a price per share of $40.10, the closing price of the Company’s Common Stock on December 31, 2023. The NEOs’ employment agreement, change in control agreements and the 2019 Plan may limit the amount payable in the event of a change in control of the Company to the extent any payments would constitute an "excess parachute payment" under Internal Revenue Code Section 280G, but the following tables do not show any reduction in benefits due to such a limitation. The amounts shown in the following tables also assume that in a change of control, the acquiring or surviving company would have assumed all outstanding and unvested equity awards.
First Business Financial Services, Inc. 2024 Proxy Statement | 40

Corey A. Chambas (Chief Executive Officer)(1)

	For Cause	Involuntary Termination (No Change in Control)	Involuntary Termination Or Good Reason (Following a Change in Control)(2)	Change in Control (no termination)(3)	Death	Disability	Early Retirement(4)
Early Retirement Benefit(5)	—	$5,569,531	$5,569,531	$0	$5,569,531	$5,569,531	$5,569,531
Accelerated Vesting of RSAs/RSUs	—	$0	$298,545	$0	$298,545	$298,545	$0
Accelerated Vesting of PRSUs	—	$0	$575,569	$0	$575,569	$575,569	$0
Consulting Fees	—	$50,000	$50,000	$0	$0	$0	$50,000
Total	—	$5,619,531	$6,493,645	$0	$6,443,645	$6,443,645	$5,619,531
(1) The Company is party to an amended and restated employment agreement with Mr. Chambas dated February 3, 2023.
(2) A termination for "good reason" trigger following a change in control is not applicable to equity awards. It has been assumed that all PRSUs will vest at the target level of performance.
(3) Amounts reported in this column assume the occurrence of a change in control and either (i) no termination of employment in connection with the change in control, or (ii) a termination of employment within the 30-day period prior to the change in control and such termination was not due to a termination for cause or the NEO’s voluntary resignation. It has been assumed that all PRSUs will vest at the target level of performance.
(4) Mr. Chambas is not yet age 65, so this column shows the benefits that would be received if he were to retire prior to age 65 as of December 31, 2023.
(5) Mr. Chambas' Early Retirement Benefit was calculated in accordance with the terms of his employment agreement entered into in 2023 using December 31, 2023 data.
 Brian D. Spielmann (Chief Financial Officer)(1)

	Voluntary Termination or For Cause	Involuntary Termination (No Change in Control)	Involuntary Termination Or Good Reason (Following a Change in Control)(2)	Change in Control (no termination)(3)	Death	Disability
Severance Payment(4)	—	—	$631,563	$0	—	—
Accelerated or Continued Vesting of RSA/RSUs	—	—	$78,516	$43,027	$78,516	$78,516
Accelerated Or Continued Vesting of PRSUs	—	—	$21,320	$0	$21,320	$21,320
Health Benefits	—	—	$25,942	$0	$0	$0
Total	—	—	$757,341	$43,027	$99,836	$99,836
(1) The Company is party to a change in control agreement with Mr. Spielmann dated April 1, 2023.
(2) A termination for "good reason" trigger following a change in control is not applicable to equity awards. It has been assumed that all PRSUs will vest at the target level of performance.
(3) Amounts reported in this column assume the occurrence of a change in control and either (i) no termination of employment in connection with the change in control, or (ii) a termination of employment within the 30-day period prior to the change in control and such termination was not due to a termination for cause or the NEO’s voluntary resignation. It has been assumed that all PRSUs will vest at the target level of performance.
(4) This amount is only payable upon an involuntary termination or termination for good reason within 12 months following a change in control.
David R. Seiler (President & Chief Operating Officer)(1)

	Voluntary Termination or For Cause	Involuntary Termination (No Change in Control)	Involuntary Termination Or Good Reason (Following a Change in Control)(2)	Change in Control (no termination)(3)	Death	Disability
Severance Payment(4)	—	—	$900,000	$0	—	—
Accelerated or Continued Vesting of RSA/RSUs	—	—	$113,403	$26,185	$113,403	$113,403
Accelerated Or Continued Vesting of PRSUs	—	—	$261,519	$138,746	$261,519	$261,519
Health Benefits	—	—	$0	$0	$0	$0
Total	—	—	$1,274,922	$164,931	$374,922	$374,922
(1) The Company is party to a change in control agreement with Mr. Seiler dated November 14, 2016.
First Business Financial Services, Inc. 2024 Proxy Statement | 41

(2) A termination for "good reason" trigger following a change in control is not applicable to equity awards. It has been assumed that all PRSUs will vest at the target level of performance.
(3) Amounts reported in this column assume the occurrence of a change in control and either (i) no termination of employment in connection with the change in control, or (ii) a termination of employment within the 30-day period prior to the change in control and such termination was not due to a termination for cause or the NEO’s voluntary resignation. It has been assumed that all PRSUs will vest at the target level of performance.
(4) This amount is only payable upon an involuntary termination or termination for good reason within 12 months following a change in control.
Mark J. Meloy (Executive Vice President)(1)

	Voluntary Termination or For Cause	Involuntary Termination (No Change in Control)	Involuntary Termination Or Good Reason (Following a Change in Control)(2)	Change in Control (no termination)(3)	Death	Disability
Severance Payment(4)	—	—	$634,800	$0	—	—
Accelerated or Continued Vesting of RSA/RSUs	—	—	$85,373	$20,010	$85,373	$85,373
Accelerated Or Continued Vesting of PRSUs	—	—	$155,053	$82,205	$155,053	$155,053
Health Benefits	—	—	$20,520	$0	$0	$0
Total	—	—	$895,746	$102,215	$240,426	$240,426
(1) The Company is party to a change in control agreement with Mr. Meloy dated August 6, 2007.
(2) A termination for "good reason" trigger following a change in control is not applicable to equity awards. It has been assumed that all PRSUs will vest at the target level of performance.
(3) Amounts reported in this column assume the occurrence of a change in control and either (i) no termination of employment in connection with the change in control, or (ii) a termination of employment within the 30-day period prior to the change in control and such termination was not due to a termination for cause or the NEO’s voluntary resignation. It has been assumed that all PRSUs will vest at the target level of performance.
(4) This amount is only payable upon an involuntary termination or termination for good reason within 12 months following a change in control.
Bradley A. Quade (Chief Credit Officer)(1)

	Voluntary Termination or For Cause	Involuntary Termination (No Change in Control)	Involuntary Termination Or Good Reason (Following a Change in Control)(2)	Change in Control (no termination)(3)	Death	Disability
Severance Payment(4)	—	—	$634,800	$0	—	—
Accelerated or Continued Vesting of RSA/RSUs	—	—	$86,616	$20,692	$86,616	$86,616
Accelerated Or Continued Vesting of PRSUs	—	—	$158,863	$85,012	$158,863	$158,863
Health Benefits	—	—	$35,453	$0	$0	$0
Total	—	—	$915,732	$105,704	$245,479	$245,479
(1) The Company is party to a change in control agreement with Mr. Quade dated April 1, 2020.
(2) A termination for "good reason" trigger following a change in control is not applicable to equity awards. It has been assumed that all PRSUs will vest at the target level of performance.
(3) Amounts reported in this column assume the occurrence of a change in control and either (i) no termination of employment in connection with the change in control, or (ii) a termination of employment within the 30-day period prior to the change in control and such termination was not due to a termination for cause or the NEO’s voluntary resignation. It has been assumed that all PRSUs will vest at the target level of performance.
(4) This amount is only payable upon an involuntary termination or termination for good reason within 12 months following a change in control.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code disallows a tax deduction to public corporations for compensation over $1 million paid to "covered employees" in any tax year. Covered employees for a tax year generally include the corporation’s CEO, Chief Financial Officer ("CFO") and each of its three most highly compensated NEOs (other than the CEO and CFO) for such tax year, regardless of whether they are in service as of the end of such tax year. We expect that compensation payable to our NEOs in excess of $1 million will not be deductible by the Company unless it qualifies for limited transition relief.

First Business Financial Services, Inc. 2024 Proxy Statement | 42

CEO Pay Ratio
The Company is required under SEC regulations to disclose the ratio of the CEO’s annual total compensation to the total annual compensation of the Median Employee, as determined in accordance with the regulations.
In determining the Median Employee, a list of all full-time and part-time employees, exclusive of the Company’s CEO, Mr. Chambas, was prepared based on active employees included in the Company’s payroll system as of October 1, 2023. Salaries and wages were annualized for those employees that were not employed for the full year of 2023. Salaries and wages were ranked from lowest to highest and the salary of the Median Employee was selected from the list. The total annual compensation of the Median Employee was then calculated in the same manner as the total compensation disclosed for Mr. Chambas in the Summary Compensation Table shown on page 34.
The SEC rule for Pay Ratio permits companies to make the Median Employee determination only once every three years if there has been no change in the Company’s employee population or employee compensation arrangement that the Company reasonably believes would result in a significant change to its pay ratio disclosure.
The ratio of compensation of the CEO to the Median Employee’s compensation is as follows:

Annual total compensation of Mr. Chambas, CEO(1):	$1,978,750
Annual total compensation of the Median Employee(2):	$106,051
Ratio of CEO to Median Employee compensation:	19:1
(1)Annual total compensation of the Company’s CEO as disclosed in the Summary Compensation Table
(2)Annual total compensation of the Median Employee consisted of salary, annual bonus, and Company 401(k) match and discretionary plan contribution as of December 31, 2023
Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer ("PEO") and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Corey A. Chambas(1) ($)	Compensation Actually Paid to Corey A. Chambas(¹)(²)(³) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Thousands)	Return on Average Assets(5)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	1,978,750	2,422,445	475,638	659,922	170.93	96.65	37,027	1.13%
2022	1,835,629	2,407,904	630,011	864,228	151.42	97.78	40,858	1.46%
2021	1,629,663	2,424,342	562,326	883,253	118.15	124.39	35,755	1.37%
2020	1,375,012	919,724	509,438	378,943	72.58	89.92	16,978	0.70%
(1) Corey A. Chambas was our PEO for each year presented. The individuals comprising the Non-PEO named executive officers for each year presented are listed on the following page.
First Business Financial Services, Inc. 2024 Proxy Statement | 43

2021	2022	2023
Edward G. Sloane, Jr.	Edward G. Sloane, Jr.	Edward G. Sloane, Jr.
David R. Seiler	David R. Seiler	David R. Seiler
Mark J. Meloy	Mark J. Meloy	Mark J. Meloy
Bradley A. Quade	Bradley A. Quade	Bradley A. Quade
Brian D. Spielmann
(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for Corey A. Chambas ($)	Exclusion of Change in Pension Value for Corey A. Chambas ($)	Exclusion of Stock Awards for Corey A. Chambas ($)	Inclusion of Pension Service Cost for Corey A. Chambas ($)	Inclusion of Equity Values for Corey A. Chambas ($)	Compensation Actually Paid to Corey A. Chambas ($)
2023	1,978,750	-691,210	-336,580	489,453	982,032	2,422,445
2022	1,835,629	-399,848	-336,093	341,316	966,900	2,407,904
2021	1,629,663	-400,697	-311,904	265,893	1,241,387	2,424,342
2020	1,375,012	-269,817	-276,612	204,375	-113,235	919,724

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	475,638	—	-85,032	—	269,316	659,922
2022	630,011	—	-113,090	—	347,307	864,228
2021	562,326	—	-109,275	—	430,202	883,253
2020	509,438	—	-98,244	—	-32,250	378,943
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Corey A. Chambas ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Corey A. Chambas ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Corey A. Chambas ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Corey A. Chambas ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Corey A. Chambas ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Corey A. Chambas ($)	Total - Inclusion of Equity Values for Corey A. Chambas ($)
2023	462,821	159,402	—	359,809	—	—	982,032
2022	480,790	350,123	—	135,987	—	—	966,900
2021	545,944	652,825	—	42,618	—	—	1,241,387
2020	192,942	-284,317	—	-21,860	—	—	-113,235

First Business Financial Services, Inc. 2024 Proxy Statement | 44

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	117,508	46,801	—	105,007	—	—	269,316
2022	173,325	129,057	—	44,925	—	—	347,307
2021	201,133	212,231	—	16,839	—	—	430,202
2020	70,586	-88,904	—	-13,932	—	—	-32,250
(4) The Peer Group TSR set forth in this table utilizes the KBW Nasdaq Bank Index (“KBW Bank Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW Bank Index, respectively. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies, where applicable, included in the KBW Bank Index. Past stock performance is not necessarily indicative of future stock performance.
(5) We determined Return on Average Assets to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. This performance measure may not have been the most important financial performance measure for years 2022, 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.
The following charts display the relationship between compensation actually paid and cumulative total shareholder return, net income, and return on average assets.

Compensation Actually Paid vs. Cumulative TSR
Compensation Actually Paid ($ in 000s)
Total Shareholder Return
$3,200
$2,400
$1,600
$800
$0
$200
$150
$100
$50
$0
2020
2021
2022
2023
PEO Compensation Actually Paid
Avg. NEO Compensation Actually Paid
FBIZ TSR
KBW Bank Index TSR

First Business Financial Services, Inc. 2024 Proxy Statement | 45

Compensation Actually Paid vs. Net Income ($ in 000s)
$3,200
$2,400
$1,600
$800
$0
Compensation Actually Paid
$64,000
$48,000
$32,000
$16,000
$0
Net Income
2020
2021
2022
2023
PEO Compensation Actually Paid
Avg. NEO Compensation Actually Paid
Net Income

Compensation Actually Paid vs. ROAA
Compensation Actually Paid ($ in 000s)
$3,200
$2,400
$1,600
$800
$0
2.00%
1.50%
1.00%
0.50%
—%
ROAA
2020
2021
2022
2023
PEO Compensation Actually Paid
Avg. NEO Compensation Actually Paid
ROAA

First Business Financial Services, Inc. 2024 Proxy Statement | 46

Tabular List of Most Important Financial (and Non-Financial) Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance. The measures in this table are not ranked.

Total Shareholder Return ("TSR")
Return on Average Common Equity ("ROACE")
Return on Average Assets ("ROAA")
Top Line Revenue
Efficiency Ratio
First Business Financial Services, Inc. 2024 Proxy Statement | 47

The Audit Committee has selected Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Although not required to be submitted to a shareholder vote, the Board believes it appropriate to obtain shareholder ratification of the Audit Committee’s action in appointing Crowe LLP as the Company’s independent registered public accounting firm. Should such appointment not be ratified by the shareholders, the Audit Committee will reconsider the matter. The Audit Committee expects that the Board will ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm at their first meeting after the Annual Meeting. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted "FOR" the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm. The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm. Abstentions will not affect the voting results for this proposal. It is not anticipated that there will be any broker non-votes for this proposal, since this proposal is considered a routine matter under applicable rules.

First Business Financial Services, Inc. 2024 Proxy Statement | 48

REPORT OF THE AUDIT COMMITTEE
In accordance with its written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management, under the supervision of the CEO and CFO, is responsible for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with Company management, including: a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the consolidated financial statements.
The Audit Committee reviewed with the independent registered public accounting firm, which firm is responsible for expressing an opinion on the conformity of those consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and the SEC. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by the applicable requirements of the PCAOB and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.
The Audit Committee also reviewed and discussed together with management and the independent registered public accounting firm the Company’s consolidated financial statements for the year ended December 31, 2023 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s audit of internal control over financial reporting. The Audit Committee discussed with the Company’s third party internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the third-party internal audit firm and the independent registered public accounting firm, with and without management present, to discuss: the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2023 filed by the Company with the SEC. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such.
AUDIT COMMITTEE:
Carol P. Sanders, Audit Committee Chair
John J. Harris
Ralph R. Kauten
W. Kent Lorenz

The persons named above were the only persons who served on the Audit Committee of the Board of Directors during the last fiscal year.

First Business Financial Services, Inc. 2024 Proxy Statement | 49

MISCELLANEOUS
Independent Registered Public Accounting Firm
Crowe LLP acted as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2018 through December 31, 2023. The Audit Committee is solely responsible for the selection, retention, oversight, and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of Crowe LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.
The fees paid to Crowe LLP for the years ended December 31, 2023 and 2022 are included below for reference.

	2023	2022
Audit Fees(1)	$595,900	$505,930
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$145,315	$141,453
All Other Fees	$0	$0
Total	$741,215	$647,383
(1) Audit Fees consist of fees incurred in connection with the audit of annual financial statements, the audit of internal control over financial reporting, the review of interim financial statements included in the quarterly reports on Form 10-Q, assistance with and review of documents filed with the SEC and reports on internal controls. During 2023 additional fees were incurred related to the implementation of the Current Expected Credit Loss accounting model.
(2) Audit-Related Fees consist of fees incurred that were reasonably related to the performance of the audit of the annual financial statements for the fiscal year, other than Audit Fees.
(3) Tax Fees include fees for income tax return preparation, tax compliance, quarterly estimated payments, and provision-to-return adjustments. During 2023, additional fees were incurred to file sales and use tax returns and other tax return related assistance.
Audit Committee Pre-Approval Policy
The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may delegate authority to one or more members when appropriate to grant such pre-approvals, provided that the decisions of such members to grant pre-approvals are presented to the Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policy does not permit the delegation of the Audit Committee’s responsibilities to management. During 2023, there were $6,750 in fees approved for services by the independent registered public accounting firm pursuant to the de minimis exception under the SEC’s rules.
Related Party Transactions
Under its written charter, the Audit Committee is responsible for reviewing related party transactions and potential conflicts of interest. In conducting its review, the Audit Committee will take into account all relevant factors, including (1) the impact, if any, on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which a director has a significant role or interest; (2) whether the proposed transaction is on terms that are comparable to the terms available to unrelated third parties or to our employees generally; (3) the material terms of the transaction; (4) the availability of other sources for comparable services or products (if applicable); and (5) the potential benefits to the Company. The Company’s executive officers and directors and their associates have been, and the Company anticipates that they will continue to be Bank clients, in the ordinary course of business, which includes maintaining deposit, trust and other fiduciary accounts and obtaining loans. The Bank has granted various types of loans to the Company’s executive officers and directors, and to entities controlled by them. As of December 31, 2023, such loans: (i) were made consistent with similar practices in the banking industry generally; (ii) were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other clients not related to the Bank; (iii) did not involve more than the normal risk of collectability or present other unfavorable features; (iv) and were subject to and made in accordance with Regulation O. All extensions of credit made to the Company’s directors have been and will continue to be approved by the Bank's Board of Directors as insider loans under Regulation O requirements. Certain members of the Company’s Board of Directors (or such directors’ respective affiliates) participated in the Company’s September 29, 2023 issuance of $15 million in aggregate principal amount of 8.0% Subordinated Debentures, in the following amounts: Mr. Kauten, $500,000; Mr. Kilcoyne, $500,000; Mr. Olszewski, $300,000; and Ms. Sanders, $500,000.
First Business Financial Services, Inc. 2024 Proxy Statement | 50

PRINCIPAL SHAREHOLDERS
The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 28, 2024 by: (i) each director and director nominee; (ii) each of the executive officers named in the Summary Compensation Table on page 34 (the NEOs); (iii) all of the directors, director nominees and executive officers (including the NEOs) as a group; and (iv) persons known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned by such holder. The percentage of beneficial ownership shown in the following table is based on 8,306,543 shares of Common Stock outstanding as of February 28, 2024. For purposes of calculating each person’s or group’s percentage ownership, shares of Common Stock issuable pursuant to the terms of restricted stock awards vesting within 60 days after February 28, 2024 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Laurie S. Benson(1)	5,866	*
Mark D. Bugher(2)	10,973	*
Corey A. Chambas(3)	155,953	1.9%
Carla C. Chavarria(4)	5,631	*
John J. Harris(5)	12,440	*
Ralph R. Kauten(6)	30,338	*
Jerry L. Kilcoyne(7)	63,876	*
W. Kent Lorenz(8)	18,609	*
Mark J. Meloy(9)	54,389	*
Daniel P. Olszewski(10)	24,590	*
Bradley A. Quade(11)	8,423	*
Carol P. Sanders(12)	9,883	*
David R. Seiler(13)	23,308	*
Edward G. Sloane, Jr.(14)	22,059	*
Brian D. Spielmann(15)	3,175	*
All directors, nominees and executive officers as a group (20 persons)(16)	512,191	6.2%
5% Holders
BlackRock, Inc.(17)	689,085	8.3%
Dimensional Fund Advisors LP(18)	525,683	6.3%
The Banc Funds Company, L.L.C.(19)	458,694	5.5%
*Denotes less than 1%

First Business Financial Services, Inc. 2024 Proxy Statement | 51

(1)Includes 4,426 shares held through a sole IRA.
(2)Includes 160 shares held by a sole IRA, 6,873 shares held in a joint trust with his spouse, 500 shares held solely by his spouse and 2,000 shares held solely by his spouse through an IRA.
(3)Includes 1,160 restricted shares over which Mr. Chambas has voting power but does not have investment power, and 16,992 shares held through a 401(k) Plan.
(4)Includes 4,191 shares held via a sole trust.
(5)Includes 10,000 shares held jointly with his spouse.
(6)Includes 3,300 shares held by a sole IRA and 12,687 shares held by a family-owned LLC.
(7)Includes 11,800 shares held by a sole IRA and 50,636 shares held in a joint trust with his spouse.
(8)Includes 2,520 shares held by a sole IRA, 6,471 shares held in a joint trust with his spouse, and 8,178 shares held solely by his spouse through an IRA.
(9)Includes 330 restricted shares over which Mr. Meloy has voting power but does not have investment power and 46,430 shares held jointly with his spouse.
(10)Includes 23,150 shares held in trust by his spouse.
(11)Includes 337 restricted shares over which Mr. Quade has voting power but does not have investment power.
(12)Includes 670 shares held in a joint trust with her spouse and 7,617 shares held by a SEP IRA.
(13)Includes 429 restricted shares over which Mr. Seiler has voting power but does not have investment power, and 4,000 shares held in a joint trust with his spouse.
(14)Includes 4,122 shares held jointly with his spouse.
(15)Includes 534 restricted shares over which Mr. Spielmann has voting power but does not have investment power, and 601 shares held jointly with his spouse.
(16)Includes 6,221 restricted shares over which the individuals have voting power but do not have investment power, 33,828 shares held by spouses of the group members, 78,334 shares held through direct joint ownership with spouses of the group members and 72,841 shares held in trusts of the group members, either directly or shared with a spouse.
(17)Information based on Schedule 13G, filed with the SEC on January 25, 2024 by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. had sole voting power with respect to 665,988 shares, and sole dispositive power with respect to 689,085 shares. According to the Schedule 13G, their principal business office is 55 East 52nd Street, New York, NY 10055.
(18)Information based on Amended Schedule 13G/A, filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP. According to the Amended Schedule 13G, Dimensional Fund Advisors LP had sole voting power with respect to 515,933 shares, and sole dispositive power with respect to 525,683 shares. According to the Amended Schedule 13G, their principal business office is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(19)Information based on Amended Schedule 13G/A filed with the SEC on February 8, 2024 jointly by, Banc Fund IX L.P., Banc Fund X L.P., and TBFC Financial Technologies Fund, L.P. (collectively, the "Banc Fund Reporting Persons"). According to the Amended Schedule 13G/A, Banc Fund IX L.P. had sole voting and dispositive power with respect to 281,970 shares, Banc Fund X L.P. had sole voting and dispositive power with respect to 176,724 shares, and TBFC Financial Technologies Fund L.P.. had sole voting and dispositive power with respect to 0 shares. According to the Amended Schedule 13G/A, each of the Banc Fund Reporting Persons lists its address as 150 S. Wacker Drive, Suite 2725, Chicago, IL 60606.

First Business Financial Services, Inc. 2024 Proxy Statement | 52

OTHER MATTERS
The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain directors, officers and employees of the Company, who will receive no extra compensation for their services. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.
Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders that hold stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders, proxy statement, and Notice of Internet Availability of Proxy Materials. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders, proxy statement, and/or Notice of Internet Availability of Proxy Materials to any shareholder at a shared address to which a single copy of each document was delivered. Similarly, if shareholders sharing an address wish to receive a single copy of future notices, proxy statements or annual reports, the Company will comply upon receipt of such request. Shareholders may notify the Company of their requests by writing Lynn Ann Arians, Corporate Secretary, First Business Financial Services, Inc., 401 Charmany Drive, Madison, Wisconsin 53719 or calling her at 608-238-8008.
Shareholder Proposals
Proposals that shareholders of the Company intend to include in the Company’s proxy statement for the 2025 annual meeting and present at the 2025 annual meeting pursuant to SEC Rule 14a-8 must be received by the Company by the close of business on November 8, 2024. In addition, a shareholder who otherwise intends to present business at the 2025 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s Amended and Restated By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Amended and Restated By-Laws, to the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the anniversary date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the Amended and Restated By-Laws, if the Company does not receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2025 annual meeting but do not intend to include in the Company’s proxy statement for such meeting) on or after January 26, 2025 and on or prior to February 25, 2025, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2025 annual meeting. If such proposal is presented at the 2025 annual meeting but not included in the proxy statement, then the persons named in proxies solicited by the Board for the 2025 annual meeting may exercise discretionary voting power with respect to such proposal.
In addition to satisfying the foregoing requirements under our Amended and Restated By-Laws, to comply with the universal proxy rules for the 2025 annual meeting, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that complies with Rule 14a-19 under the Exchange Act by February 25, 2025.

First Business Financial Services, Inc. 2024 Proxy Statement | 53

First Business Bank

VOTE

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/FBIZ** or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2024 First Business Financial Services, Inc. Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" all the nominees listed in proposal one, and "FOR" proposals two and three.

1. Election of three Class II Directors:

	For	Withhold		For	Withhold
01 - Laurie S. Benson	☐	☐	02 - Corey C. Chambas	☐	☐
03 - John J. Harris	☐	☐			

To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Company is not currently aware of any such business.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 6 0 3 1 7 7

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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The 2024 Annual Meeting of Shareholders of First Business Financial Services, Inc. will be held on Friday, April 26, 2024 at 10:00 am CDT, virtually via the Internet at meetnow.global/MUGGH7C.

To attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting, you must have your voter control number that is printed in the shaded bar located on the reverse side of this form.

Whether or not you plan to attend the Annual Meeting, it is important that all shares are represented. Please vote and sign the proxy card on the reverse side. Tear at the perforated edge and mail the proxy card in the enclosed postage-paid envelope at your earliest convenience or vote via phone or internet.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The materials are available at www.envisionreports.com/FBIZ

Thank you for voting. Do not mail this proxy card if you are voting by phone or internet.

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

First Business Financial Services, Inc.

Notice of 2024 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 26, 2024

The undersigned appoints Lynn Ann Arians and Corey A. Chambas, and each or either of them, proxies of the undersigned, with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of First Business Financial Services, Inc. (the "Company") held of record by the undersigned at the close of business on February 28, 2024 at the Annual Meeting of Shareholders of the Company to be held on April 26, 2024 or any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote "FOR" all the nominees listed in proposal one and "FOR" proposals two and three.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting. ☐